As filed with the Securities and Exchange Commission on March 2, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITY ONE, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1794271
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

410 Park Avenue, Suite 1220

New York, New York 10022

(212) 796-1760

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

For the Co-Registrants, Please see “Co-Registrant Information” on the following page

David Lukes

Chief Executive Officer

Equity One, Inc.

410 Park Avenue, Suite 1220

New York, New York 10022

(212) 796-1760

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Aaron M. Kitlowski, Esq. Vice President, General Counsel and Secretary Equity One, Inc. 410 Park Avenue, Suite 1220 New York, New York 10022 Telephone: (212) 796-1760 Facsimile: (212) 247-0088	Gilbert G. Menna Daniel Adams Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 Telephone: (617) 570-1000 Facsimile: (617) 523-1231

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Equity One, Inc.:
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Each of the Co-Registrants Listed Below under “Co-Registrant Information”:
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Depositary Shares
Debt Securities
Guarantees(1)
Warrants
TOTAL	(2)	(2)	(2)	(2)

(1)	Represents guarantees, if any, of the debt securities by the Co-Registrants or one or more of the future subsidiaries of the Registrant. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees.
(2)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

In accordance with Rule 415(a)(6) under the Securities Act, this registration statement includes 7,750,885 shares of Common Stock that were previously registered, but remain unsold, pursuant to the registrant’s prior Registration Statement on Form S-3 (File No. 333-187852). Pursuant to Rule 415(a)(6) under the Securities Act, the registration fee of $20,106.04 previously paid with respect to the unsold securities in connection with the prospectus supplement filed by the registrant pursuant to Rule 424(b)(5) on November 10, 2015 will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of securities on the prior registration statement will be deemed terminated as of the date of effectiveness of this registration statement.

CO-REGISTRANT INFORMATION

(Exact Name of Co-Registrants as Specified in its Charter)	(Primary Standard Industrial Classification Number)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Equity One (Florida Portfolio), Inc.	6798	Florida	65-0936518
Equity One (Louisiana Portfolio) LLC	6798	Florida	20-0961635
Equity One (Northeast Portfolio) Inc.	6798	Massachusetts	20-1701389
Equity One (Southeast Portfolio) Inc.	6798	Georgia	20-0944665
Equity One (Summerlin) Inc.	6798	Florida	65-0835723
Equity One (Sunlake) Inc.	6798	Florida	20-1931202
Equity One (West Coast Portfolio) Inc.	6798	Florida	45-4468048
Equity One Acquisition Corp.	6798	Florida	14-1855377
Equity One Realty & Management FL, Inc.	6798	Florida	65-0227351
Equity One Realty & Management NE, Inc.	6798	Massachusetts	20-1700738
Equity One Realty & Management SE, Inc.	6798	Georgia	14-1869589
EQY Portfolio Investor (Empire) Inc.	6798	Florida	45-1956007
IRT Capital Corporation II	6798	Georgia	58-2244144
IRT Management Company	6798	Georgia	58-1896262
IRT Partners L.P.	6798	Georgia	58-2404832
Louisiana Holding Corp.	6798	Florida	20-0460982

The address, including zip code, of each Co-Registrant’s principal executive offices is 410 Park Avenue, Suite 1220, New York, NY 10022. The telephone number, including area code, of each of the Co-Registrants is (212) 796-1760.

The address, including zip code of the agent for service for each of the Co-Registrants is David Lukes, Chief Executive Officer of Equity One, Inc., 410 Park Avenue, Suite 1220, New York, NY 10022. The telephone number, including area code, of the agent for service for each of the Co-Registrants is (212) 796-1760.

PROSPECTUS

Equity One, Inc.

Common Stock, Preferred Stock,

Depositary Shares, Debt Securities, Guarantees and Warrants

We are Equity One, Inc., a real estate investment trust formed as a corporation under the laws of the State of Maryland. This prospectus relates to the public offer and sale of common stock, preferred stock, depositary shares, debt securities and warrants which we may offer from time to time in one or more series. Debt securities may be guaranteed by certain of our subsidiaries that are listed as guarantors in a supplement to this prospectus.

We may offer and sell the securities separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. You should read this prospectus, the applicable prospectus supplement and other offering materials carefully before you invest.

We may offer the securities from time to time through public or private transactions, and in the case of our common stock, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. Sales may be made directly to purchasers or to or through agents, broker-dealers or underwriters. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “EQY.” On March 1, 2016, the last reported sale price of our common stock on the New York Stock Exchange was $27.84 per share.

Investing in our offered securities involves certain risks. See “Risk Factors” beginning on page 3 and the risk factors contained in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 2, 2016.

PROSPECTUS SUMMARY

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents to which we have referred in “Incorporation of Certain Documents by Reference” in this prospectus for information about us and our financial statements.

Unless otherwise specified, or the context otherwise requires, references in this prospectus to “Equity One,” “we,” “us,” “our,” or similar terms are to Equity One, Inc. and its subsidiaries.

Important Information about this Prospectus

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the heading “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated herein by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the securities being offered and the terms of the offering.

Our Company

We are a real estate investment trust, or REIT, that owns, manages, acquires, develops and redevelops shopping centers and retail properties located primarily in supply constrained suburban and urban communities.

As of December 31, 2015, our consolidated property portfolio comprised 126 properties, including 102 retail properties and five non-retail properties totaling approximately 12.6 million square feet of gross leasable area, or GLA, 13 development or redevelopment properties with approximately 2.8 million square feet of GLA upon completion, and six land parcels. As of December 31, 2015, our retail occupancy excluding developments and redevelopments was 96.0%and included national, regional and local tenants. Additionally, we had joint venture interests in six retail properties and two office buildings totaling approximately 1.4 million square feet of GLA.

We were organized as a Maryland corporation in 1992, completed our initial public offering in 1998 and since 1995, we have elected to be treated as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, during each tax year. To qualify as a REIT, we must satisfy various tests, including tests related to the source and amount of our income, the nature of our assets and our stock ownership. You should carefully read the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus and any applicable supplement relating to this prospectus for additional information regarding these tests.

Our principal executive offices are located at 410 Park Avenue, Suite 1220, New York, NY 10022. Our telephone number is (212) 796-1760 and our facsimile number is (212) 247-0088.

Ratio of Earnings to Fixed Charges

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated:

Year Ended December 31,
2015	2014	2013	2012	2011
2.11	1.65	1.59	*	1.13

*	Earnings for the year ended December 31, 2012 were insufficient to cover combined fixed charges by approximately $6.1 million. Other than the year ended December 31, 2012, there were no periods in which earnings were insufficient to cover combined fixed charges.

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For the purpose of computing the ratio of earnings to fixed charges, earnings were calculated using pretax income from continuing operations before adjustment for noncontrolling interest, adding fixed charges and distributed income from joint ventures and subtracting equity in income of unconsolidated joint ventures and interest capitalized. Fixed charges consist of interest expensed and capitalized, plus amortization of premiums, discounts and capitalized expenses related to indebtedness. To date, we have not issued preferred stock or incurred any preferred stock dividends.

RISK FACTORS

An investment in any of our offered securities involves significant risks. You should carefully consider the risks described in the documents incorporated by reference in this prospectus, as updated or supplemented by our subsequent periodic reports and other documents that we file with the SEC, before you decide to buy any of our offered securities. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect us. If any of those risks actually occur, our financial condition, operating results and prospects could be materially adversely affected. The trading price of our common stock and the value of any of our other offered securities could decline due to any of these risks, and you could lose all or part of your investment.

See “Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference into this prospectus. For information on our SEC filings that are incorporated into this prospectus, see “Incorporation of Certain Documents by Reference” below.

Before buying any offered securities, you should carefully consider the Risk Factors contained in our most recent Annual Report on Form 10-K, as updated or supplemented by subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the other documents we file with the SEC after the date of this prospectus that are deemed filed with the SEC and incorporated by reference into this prospectus.

FORWARD-LOOKING INFORMATION

Certain matters discussed in this prospectus and information incorporated by reference herein contain “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are based on current expectations and are not guarantees of future performance.

All statements other than statements of historical facts are forward-looking statements and can be identified by the use of forward-looking terminology such as “may,” “will,” “might,” “would,” “expect,” “anticipate,” “estimate,” “could,” “should,” “believe,” “intend,” “project,” “forecast,” “target,” “plan,” or “continue” or the negative of these words or other variations or comparable terminology. Forward looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Because these statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution you not to place undue reliance on those statements, which speak only as of the date of this prospectus.

Among the factors that could cause actual results to differ materially are:

•	general economic conditions, including current macro-economic challenges, competition from alternative sales channels including the internet, and changes in the supply and demand for shopping center properties in our markets;

•	risks that tenants will not remain in occupancy or pay rent, or pay reduced rent due to declines in their businesses;

•	interest rate levels and the availability of financing and our credit ratings;

•	potential environmental liability and other risks associated with the ownership, development, redevelopment and acquisition of shopping center properties;

•	greater than anticipated construction or operating costs or delays in completing development or redevelopment projects or obtaining necessary approvals therefor;

•	inflationary, deflationary and other general economic trends;

•	the effects of hurricanes, earthquakes, terrorist attacks and other natural or man-made disasters;

•	changes in key personnel;

•	management’s ability to successfully combine and integrate the properties and operations of separate companies that we have acquired in the past or may acquire in the future;

•	the impact of acquisitions and dispositions of properties and joint venture interests and expenses incurred by us in connection with our acquisition and disposition activity;

•	the ability to identify properties for acquisition and other accretive uses of cash available from operations, the disposition of non-core assets and financing activities;

•	impairment charges related to changes in market values of our properties as well as those related to our disposition activity;

•	our ability to maintain our status as a REIT for U.S. federal income tax purposes and the effect of future changes in REIT requirements as a result of new legislation; and

•	other risks detailed from time to time in the reports filed by us with the SEC, including, but not limited to, those risk factors identified in our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus.

Except for ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect our actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each factor on our business.

Although we believe that the assumptions underlying the forward-looking statements contained or incorporated by reference in this prospectus are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included in this prospectus or in the documents incorporated by reference in this prospectus may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, such information should not be regarded as a representation by us or by any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of these securities for general corporate purposes, which may include:

•	acquiring properties, securities or other assets as suitable opportunities arise;

•	developing, redeveloping, maintaining, expanding and improving properties in our portfolio;

•	repayment of indebtedness outstanding at that time;

•	financing future acquisitions of properties or businesses that we may from time to time consider;

•	general working capital; and

•	other general corporate or business purposes.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

DESCRIPTION OF COMMON AND PREFERRED STOCK

The following summarizes certain material terms and provisions of our capital stock. It does not purport to be complete, however, and is qualified in its entirety by reference to Maryland law and by the actual terms and provisions contained in our charter and bylaws, each as amended and restated.

Overview

Our charter authorizes our board of directors to issue 250,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors, without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized under our charter to issue, to classify or reclassify any unissued shares of capital stock, common, preferred or otherwise, to provide for the issuance of capital stock in other classes or series of securities, to establish the number of shares of capital stock in each class or series and to fix the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions for each class or series.

As of February 23, 2016, 141,718,667 shares of our common stock were issued and outstanding and no shares of our preferred stock were outstanding. We may issue, generally without stockholder approval, from time to time, in one or more series, shares of capital stock of any class or series, or securities or rights convertible into shares of capital stock of any class or series, for such consideration as our board of directors may deem advisable, subject to any applicable limitations or restrictions under Maryland law or our charter or bylaws.

The following description sets forth certain general terms and provisions of our common and preferred stock to which a supplement to this prospectus may relate. The particular terms of the shares of common or preferred stock being offered and the extent to which the general provisions may apply will be described in the applicable supplement to this prospectus. If so indicated in the applicable supplement to this prospectus, the terms of any class or series of shares of capital stock may differ from the terms set forth below, except with respect to those terms required by our charter and bylaws.

General Description of our Common Stock

General. Subject to the provisions of our charter regarding transfer and ownership of shares of capital stock in excess of the aggregate ownership limits described below, unless otherwise provided for in the applicable supplement to this prospectus, our shares of common stock have equal dividend, liquidation and other rights, have no preference or exchange rights and generally have no appraisal rights. Our common stockholders have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Distributions. Subject to any preferential rights of any outstanding shares of preferred stock and to the provisions of our charter regarding transfer and ownership of shares, our common stockholders are entitled to receive distributions, when and as authorized by our board of directors and declared by us out of legally available funds.

Voting Rights. Except as provided in the terms of any other class or series of stock, each outstanding share of common stock entitles the holder to one vote on all matters presented to stockholders for a vote, including the election of directors. Except as provided in the terms of any other class or series of stock, the holders of common stock possess the exclusive voting power, subject to the provisions of our charter regarding the transfer and ownership of shares of common stock, or such other limit as provided in our charter or as otherwise permitted by the board of directors.

Liquidation Rights. Subject to the rights of any holders of preferred stock to receive preferential distributions, if we are liquidated, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities.

Registrar and Transfer Agent. The registrar and transfer agent for our capital stock is American Stock Transfer & Trust Company.

General Description of Preferred Stock

General. Under our charter, the board of directors is authorized, subject to certain limitations prescribed by Maryland law, generally without further stockholder approval, from time to time to issue up to an aggregate of 10,000,000 shares of preferred stock. The preferred stock may be issued in one or more classes or series. Subject to the provisions of our charter regarding transfer and ownership of shares of capital stock, each class or series may have different rights, preferences and designations and qualifications, limitations and restrictions that may be established by our board of directors without approval from the stockholders. Unless provided in a supplement to this prospectus, the shares of preferred stock to be issued will have no preemptive rights. Reference is made to any supplement to this prospectus relating to the preferred stock offered thereby for specific items, including (as applicable):

•	the number of shares of preferred stock to be issued and the offering price of such preferred stock;

•	the title and stated value of such preferred stock;

•	dividend or other distribution rights;

•	dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to such preferred stock;

•	the date from which distributions on such preferred stock shall accumulate;

•	the right to convert the preferred stock into a different type of security;

•	voting rights attributable to the preferred stock;

•	rights and preferences upon our liquidation or winding up of our affairs;

•	the terms of redemption;

•	the procedures for any auction and remarketing for such preferred stock;

•	the provisions for a sinking fund for such preferred stock;

•	any listing of such preferred stock on any securities exchange;

•	the terms and conditions upon which such preferred stock will be convertible into common stock, including the conversion price (or manner of calculation thereof);

•	a discussion of federal income tax considerations applicable to such preferred stock;

•	the relative ranking and preferences of such preferred stock as to distribution rights (including whether any liquidation preference as to the preferred stock will be treated as a liability for purposes of determining the availability of assets for distributions to holders of stock ranking junior to the shares of preferred stock as to distribution rights);

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Rank. Unless otherwise indicated in the applicable supplement to this prospectus, shares of our preferred stock will rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses:

•	senior to all classes or series of common stock, and to all equity securities ranking junior to such preferred stock;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock; and

•	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock.

Distributions. Subject to any preferential rights of any outstanding stock or class or series of stock and to the provisions of our charter regarding transfer and ownership of shares of common stock, our preferred stockholders are entitled to receive distributions, when and as authorized by our board of directors and declared by us, out of legally available funds, and share pro rata based on the number of preferred shares and other parity equity securities outstanding.

Voting Rights. Unless otherwise indicated in the applicable supplement to this prospectus, holders of our preferred stock will not have any voting rights.

Liquidation Preference. Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred stock are entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred stock do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred stock and the corresponding amounts payable on all of our stock of other classes or series of equity security ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred stock and all other such classes or series of equity security shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of equity security ranking junior to the preferred stock upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares of stock.

Conversion Rights. The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into other securities will be set forth in the applicable supplement to this prospectus. Such terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.

Redemption. If so provided in the applicable supplement to this prospectus, our preferred stock will be subject to mandatory redemption or redemption at our or the holders’ option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus.

Registrar and Transfer Agent. The registrar and transfer agent for our preferred stock will be set forth in the applicable supplement to this prospectus.

If our board of directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events were favorable to the interests of stockholders. The board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences which may adversely affect the holders of common stock.

REIT Ownership Limitations

For us to qualify as a REIT under the Code, no more than 50% in value of the outstanding shares of our capital stock, common and preferred, may be owned, actually and constructively, during the last half of any taxable year by five or fewer “individuals,” which, as defined in the Code for this purpose, includes certain entities. In addition, if we, or an actual and constructive owner of 10% or more of the shares of our capital stock, own, actually or constructively, 10% or more of any of our tenants, the rent we receive from that “related party tenant” will not be qualifying income for purposes of determining whether we meet the requirements for qualification as a REIT under the Code unless the tenant is a taxable REIT subsidiary and specified requirements are met. A REIT’s shares also must be beneficially owned by 100 or more persons during at least 335 days of each taxable year of twelve months or during a proportionate part of a shorter taxable year.

As a means of addressing these requirements, our charter provides that, subject to exceptions, no person may own, or be deemed to own, directly and by virtue of the constructive ownership provisions of the Code, more than 9.9% (or 5.0% in the case of an “individual”) in value of the aggregate outstanding shares of our capital stock or more than 9.9% (or 5.0% in the case of an “individual”), in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Under our charter, the board of directors may increase the ownership limits. In addition, our board of directors, in its sole discretion, may, prospectively or retroactively, exempt a person from the ownership limits and may establish a new limit applicable to that person if that person submits to the board of directors certain representations and undertakings, including representations that demonstrate, to the reasonable satisfaction of the board of directors, that such ownership would not jeopardize our status as a REIT under the Code.

Our charter further prohibits any person from transferring any shares of our common or preferred stock if the transfer would result in the shares of our capital stock being owned by fewer than 100 persons or otherwise would cause us not to qualify as a REIT. If any other transfer of shares of our capital stock or any other event would otherwise result in any person violating the REIT ownership limits or otherwise cause us to fail to qualify as a REIT, our charter provides that the prohibited transferee will not acquire any right or interest in those shares. The shares transferred in violation of the REIT ownership limit instead will be transferred automatically to a charitable trust, the beneficiary of which will be a qualified charitable organization we select. If the transfer to the charitable trust of the shares that were transferred in violation of the REIT ownership limit is not automatically effective for any reason, the transfer that resulted in the violation of the REIT ownership limit or that otherwise would cause us to fail to qualify as a REIT, will be void.

The charitable trustee will have the sole right to vote the shares of stock that it holds, and any distributions paid on shares held by the charitable trustee will be paid to the beneficiary of the charitable trust. Within 20 days of receiving notice from us that shares of our stock have been transferred to the charitable trust, the trustee of the charitable trust must sell the shares to a person or entity, designated by the charitable trustee, who could own the shares of stock without violating the REIT ownership limit and distribute to the prohibited transferee an amount equal to the lesser of the price paid by such person for the shares of stock transferred in violation of the REIT ownership limit and the price received by the charitable trust for the shares. In the case of a transfer for no consideration, such as a gift, the charitable trustee would be required to sell the shares of stock to a qualified person or entity and distribute to the prohibited transferee an amount equal to the lesser of the fair market value of the shares of stock on the date of the event causing the shares to be held in the charitable trust and the price received by the charitable trust for the shares.

Under our charter, we, or our designee, would have the right to purchase the shares from the charitable trust at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer of the shares to the charitable trust, or, in the case of a devise or gift, the market price at the time of such devise or gift, and the market price of such shares on the date we, or our designee, were to agree to purchase the shares. Any proceeds derived from the sale of the shares in excess of the amount distributed to the prohibited transferee under these provisions would be immediately paid to the beneficiary of the charitable trust.

All persons or entities who own, directly, indirectly and by virtue of the constructive ownership provisions of the Code, 5% or more (or such lower percentage as required by the Code or Treasury regulations) of the outstanding shares of our capital stock must give a written notice to us by January 30 of each year stating the name and address of such owner, the number of shares of our capital stock beneficially owned and a description of the manner in which such shares of capital stock are held. In addition, each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limits discussed above. Finally, each beneficial owner of shares of our capital stock and each person (including the stockholder of record) who is holding shares of our stock as a nominee for a beneficial owner must provide us with such information as we may request, in good faith, in order to determine our status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

The foregoing restrictions on transfer and ownership that relate to our status as a REIT would not apply if our board of directors were to determine that it is no longer in our best interests to attempt to qualify, or to continue to qualify, or that compliance with the restrictions on transfer and ownership is no longer required in order for us to qualify, as a REIT under the Code.

Anti-takeover Effects of Maryland Law

Statutory Takeover Provisions. Maryland law provides protection for Maryland corporations against unsolicited takeovers. The Maryland General Corporation Law provides that the duties of directors will not require them to:

•	accept, recommend, or respond to any proposal by a person seeking to acquire control;

•	make a determination under the Maryland Business Combination Statute or the Maryland Control Share Acquisition Statute, as described below;

•	authorize the corporation to redeem any rights under, modify or render inapplicable, a stockholders’ rights plan;

•	elect to be subject to any or all of the “elective provisions” described below; or

•	act or fail to act solely because of:

•	the effect the act or failure to act may have on an acquisition or potential acquisition of control; or

•	the amount or type of consideration that may be offered or paid to stockholders in an acquisition.

Under Maryland law, there is a presumption that the act of a director satisfies the required standard of conduct. In the case of a Maryland corporation, a director must perform his or her duties in good faith, in a manner the director reasonably believes is in the best interests of the corporation and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, the Maryland General Corporation Law provides that an act of a director relating to or affecting an acquisition or a potential acquisition of control is not subject under Maryland law to a higher duty or greater scrutiny than is applied to any other act of a director.

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the Maryland General Corporation Law that provide, respectively, for:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors in office and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (i) require a two-thirds vote to remove a director, (ii) vest in the board of directors the exclusive power to fix the number of directorships and (iii) require, unless called by the board of directors, the Chairman of the Board, lead director, the president or the chief executive officer, the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast at such a meeting to call a special meeting.

Business Combinations with Interested Stockholders. The Maryland Business Combination Act provides that, unless exempted, a Maryland corporation may not engage in business combinations, including mergers, certain dispositions of its assets, issuances of shares and other specified transactions, with an “interested stockholder” or its affiliates, for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, unless the stockholders receive a minimum price, as defined under Maryland law, a business combination with an interested stockholder or its affiliates must be recommended by the board of directors and approved by (i) at least 80% of the outstanding voting shares entitled to be cast and (ii) at least two-thirds of the outstanding voting shares entitled to be cast, other than voting shares held by the interested stockholder or any of its affiliates. Under the statute, an “interested stockholder” generally is defined to mean a person or group which owns beneficially, directly or indirectly, 10% or more of the voting power of the corporation’s shares or an affiliate or an associate of the corporation who, at any time within the two year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which that person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors. These requirements do not apply to a business combination with an interested stockholder or its affiliates if the business combination is exempted by the board of directors before the time the interested stockholder first became an interested stockholder.

By resolution of our board of directors, we have exempted business combinations between us and any of our officers or directors or any affiliate of our officers or directors. Consequently, the five-year prohibition and the super-majority vote requirements of the Maryland Business Combination Act will not apply to those business combinations. As a result, these persons may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and the other provisions of the statute.

The Maryland Business Combination Act may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer with respect to business combinations.

Control Share Acquisitions. The Maryland Control Share Acquisition Act provides that shares of a Maryland corporation that are acquired in a “control share acquisition,” which is defined as the acquisition, directly or indirectly, of shares comprising one-tenth or more but less than one-third, one-third or more but less than a majority or a majority or more of all shares with voting power in elections of directors, have no voting rights except:

•	if approved by stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by directors who are employees of the corporation; or

•	if the acquisition of the shares has been approved or exempted by the charter or bylaws of a corporation.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholder meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholder meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The Maryland Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction. The Maryland Control Share Acquisition Act is generally applicable to a Maryland corporation unless its charter or bylaws specifically provides that it shall be inapplicable. Our bylaws contain a provision exempting us from the Maryland Control Share Acquisition Act. There can be no assurance that this provision will not be amended or eliminated at any time in the future, thereby making our company subject to the act.

Mergers, Consolidations, and Sale of Assets. Under Maryland law, a proposed consolidation, merger, share exchange or transfer of assets must be approved by the affirmative vote of two-thirds of all the votes entitled to vote on the matter, unless a greater or lesser proportion of votes (but not less than a majority of all votes entitled to be cast) is specified in the charter. Our charter reduces the vote requirement to a majority of the votes entitled to be cast.

However, approval of a merger by stockholders is not required if there is no stock outstanding or subscribed for and entitled to be voted on the merger or if:

•	we are the surviving entity in the merger;

•	the merger does not reclassify or change the terms of any class or series of stock that is outstanding immediately before the merger becomes effective or otherwise require an amendment to the corporation’s charter; and

•	the number of shares of stock of such class or series outstanding immediately after the effective time of the merger does not increase by more than 20% of the number of shares of the class or series of stock that is outstanding immediately before the merger becomes effective.

Under these circumstances, a majority vote of the entire board of directors is sufficient for approval.

Amendment to the Charter

Our charter may be amended by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter; provided, however that its provisions on our REIT qualification, the removal of directors and certain related provisions may be amended only by the affirmative vote of the holders of not less than two thirds of all of the votes entitled to be cast on the matter.

Provisions of our Charter and Bylaws That May Prevent Takeovers

Our charter and our bylaws contain provisions that may delay, defer or prevent a change in control of us and make removal of our management more difficult.

Number of Directors; Removal of Directors; Vacancies. Our charter and bylaws provide that the board of directors may increase or decrease the number of directors provided that the number thereof shall never be less than the minimum number required by Maryland law nor more than 15.

Pursuant to our charter, subject to the rights of one or more classes or series of preferred stock to elect or remove one or more directors, any and all directors may be removed from office at any time, but only for cause, and by an affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. Our charter defines “cause” to mean, with respect to any particular director, the conviction of a felony or a final judgment of a court of competent jurisdiction holding that the director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.

Under our bylaws, any vacancy on the board of directors for any cause other than an increase in the number of directors shall be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy on the board of directors created by an increase in the number of directors may be filled by a majority vote of the entire board of directors. Any individual so elected as a director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualifies.

Stockholder Requested Special Meetings. Our bylaws provide that special meetings of stockholders may be called by the board of directors, the Chairman of the Board, the lead director, the president or the chief executive officer. Special meetings of the stockholders may also be called by the secretary of the corporation upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Stockholder Action by Written Consent. As permitted by Maryland law, our stockholders may act by unanimous written consent.

Advance Notice Provisions for Stockholder Nominations and Stockholder New Business Proposals. Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) by the board of directors, (ii) by a stockholder who has requested that a special meeting be called for the purpose of electing directors in compliance with the advance notice provisions and has supplied the information required by our bylaws about the proposed nominee or (iii) provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The foregoing provisions, together with the power of our board of directors to increase the number of shares we are authorized to issue, the power of the board of directors to issue preferred stock without further stockholder action and the restrictions on ownership and transferability of shares of our stock, may delay or frustrate the removal of incumbent directors or the completion of transactions that would be beneficial, in the short term, to our stockholders. The provisions may also discourage or make more difficult a merger, tender offer, other business combination or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events would be favorable to the interests of our stockholders.

Exclusive Forum

Our bylaws contain a provision designating the Circuit Court for Baltimore City, Maryland (or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division) as the sole and exclusive forum for derivative claims brought on our behalf, claims against any of our directors, officers or other employees alleging a breach of duty owed to us or our stockholders, claims against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws, claims against us or any of our directors, officers or other employees governed by the internal affairs doctrine, and any other claims brought by or on behalf of any stockholder of record or any beneficial owner of our common stock (either on his, her or its own behalf or on behalf of any series or class of shares of our stock or any group of our stockholders) against us or any of our directors, officers or other employees, unless we consent to an alternative forum. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement, which will more fully describe the terms of those depositary shares. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares to be issued will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. The following description of the depositary shares, and any description of the depositary shares in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying deposit agreement and the depositary receipt, which we will file with the SEC at or prior to the time of the sale of the depositary shares. You should refer to, and read this summary together with, the deposit agreement and related depositary receipt. You can obtain copies of any form of deposit agreement or other agreement pursuant to which the depositary shares are issued by following the directions described under the caption “Where You Can Find More Information.”

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of those depositary receipts owned by those holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make that distribution, in which case the preferred stock depositary may, with our approval, sell that property and distribute the net proceeds from that sale to those holders.

Withdrawal of Preferred Stock

Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into excess preferred stock or otherwise), the holders thereof will be entitled to delivery at that office, to or upon that holder’s order, of the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by those depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of those shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of a class or series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the class or series of preferred stock so redeemed, provided we have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to that class or series of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon their redemption and any money or other property to which the holders of those depositary receipts were entitled upon their redemption and surrender thereof to the preferred stock depositary.

Voting

Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in that notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent that class or series of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for that class or series of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares. The preferred stock depositary will vote the amount of that class or series of preferred stock represented by those depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of that class or series of preferred stock represented by those depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing those depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as that action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by that depositary receipt, as set forth in the applicable prospectus supplement.

Conversion

The depositary shares will not be convertible directly into our common stock or any other of our securities or property, except in connection with exchanges to preserve our status as a REIT. Holders of depositary receipts evidencing convertible preferred stock may surrender the depositary receipts to the depositary with instructions directing us to convert the class or series of preferred stock represented by the related depositary shares into whole shares of common stock, other shares of a class or series of preferred stock or other securities if specified in the prospectus supplement relating to the offering of the depositary shares. When we receive these instructions, and the payment of any applicable fees, we will convert or exchange the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is converting only part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted. We will not issue any fractional shares of our common stock upon conversion, and if a conversion would result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of our common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related class or series of preferred stock will not be effective unless that amendment has been approved by the existing holders of at least two thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class or series of preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any of those types of amendments becomes effective shall be deemed, by continuing to hold that depositary receipt, to consent and agree to that amendment and to be bound by the deposit agreement as amended thereby.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if:

•	such termination is necessary to preserve our status as a REIT, or

•	a majority of each class or series of preferred stock subject to that deposit agreement consents to that termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, that number of whole or fractional shares of each class or series of preferred stock as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by the preferred stock depositary with respect to those depositary receipts.

If the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list each class or series of preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares issued thereunder shall have been redeemed,

•	there shall have been a final distribution in respect of each class or series of preferred stock subject to that deposit agreement in connection with our liquidation, dissolution or winding up and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that class or series of preferred stock, or

•	each share of preferred stock subject to that deposit agreement shall have been converted into our stock not so represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by those holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the preferred stock depositary, that resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred stock.

Neither we nor the preferred stock depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and neither we nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a class or series of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of a class or series of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give that information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on those claims, requests or instructions received from us.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities under an indenture dated as of September 9, 1998 between us and U.S. Bank National Association, as successor to SunTrust Bank, as the indenture trustee. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time.

This prospectus summarizes what we believe to be the material provisions of the indenture and the debt securities that we may issue under the indenture. This summary is not complete and may not describe all of the provisions of the indenture or of any of the debt securities that might be important to you. For additional information, you should carefully read the form of indenture that is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable supplement.

In the summary below, we have included references to the section numbers of the indenture so that you can easily locate the related provisions in the indenture for additional detail. You should also refer to the indenture for the definitions of any capitalized terms that we use below but do not describe in this prospectus. When we refer to particular sections of the indenture or to defined terms in the indenture, we intend to incorporate by reference those sections and defined terms into this prospectus.

Terms

The debt securities will be our direct, unsecured obligations. The indebtedness represented by the debt securities will rank equally with all of our other unsecured and unsubordinated debt. We may, as described in a prospectus supplement, issue debt that is secured by our assets.

The amount of debt securities that we may issue under the indenture is not limited and the amount that we offer at any particular time will be set forth in a supplement to this prospectus. We may issue the debt securities, from time to time and in one or more series, as our board of directors may establish by resolution, or as we may establish in one or more supplemental indentures. We may issue debt securities with terms different from those of debt securities that we have previously issued (Section 301).

The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Section 608). If two or more persons act as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee (Sections 101 and 609). Except as otherwise indicated in this prospectus, each trustee may take any action described in this prospectus only with respect to the one or more series of debt securities for which it is trustee under the indenture.

You should refer to the applicable supplement to this prospectus relating to a particular series of debt securities for the specific terms of the debt securities, including, but not limited to:

•	the title of the debt securities, whether the debt securities will be guaranteed and the identity of the guarantor or guarantors, if any;

•	the total principal amount of the debt securities and any limit on the total principal amount;

•	the price, expressed as a percentage of the principal amount of the debt securities, at which we will issue the debt securities and any portion of the principal amount payable upon acceleration of the debt securities;

•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock, our preferred stock, or any of our other securities or property;

•	if the debt securities are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

•	the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities and the amount of principal we will be obligated to pay;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

•	the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities, the dates on which we will be obligated to pay any interest, the regular record dates, if any, for the interest payments, or the method by which the dates will be determined, the persons to whom we will be obligated to pay interest, and the basis upon which interest will be calculated, if other than that of a 360-day year consisting of twelve 30-day months;

•	the place or places where the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities will be payable, where the holders of the debt securities may surrender their debt securities for conversion, transfer or exchange, and where the holders may serve notices or demands to us in respect of the debt securities and the indenture (Section 101);

•	whether the debt securities will be in registered or bearer form, and the terms and conditions relating to the form, and, if in registered form, the denominations in which we will issue the debt securities if other than $1,000 or a multiple of $1,000 and, if in bearer form, the denominations in which we will issue the debt securities if other than $5,000;

•	if other than the trustee, the identity of each security registrar and/or paying agent for debt securities of the series;

•	the period or periods during which, the price or prices, including any premium or Make-Whole Amount, at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities, at our option, if we have an option;

•	any obligation that we have to redeem, repay or purchase debt securities under any sinking fund or similar provision or at the option of a holder of debt securities, and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities under that obligation;

•	the currency or currencies in which we will sell the debt securities and in which the debt securities will be denominated and payable;

•	whether the amount of payment of principal of, and any premium, Make-Whole Amount or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

•	whether the principal of, and any premium, Make-Whole Amount, Additional Amounts or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent responsible for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

•	any provisions granting special rights to the holders of the debt securities of the series at the occurrence of named events;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants contained in the indenture;

•	whether the debt securities of the series will be issued in certificated or book-entry form and the related terms and conditions, including whether any debt securities will be issued in temporary and/or permanent global form, and if so, whether the owners of interests in any permanent global debt security may exchange those interests for debt securities of that series and of like tenor of any authorized form and denomination and the circumstances under which any exchanges may occur, if other than in the manner provided in the indenture (Section 305), and, if debt securities of or within the series are to be issuable as a global debt security, the identity of the depositary for such series;

•	the date as of which any Bearer Securities, and/or temporary global debt security representing outstanding securities of or within the series will be dated if other than the date of original issuance of the first debt security of the series to be issued (Section 101);

•	if the debt securities will be issued in definitive form only upon our receipt, or the trustee’s receipt, of certificates or other documents, or upon the satisfaction of conditions, a description of those certificates, documents or conditions;

•	if the debt securities will be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, as described below under “— Discharge, Defeasance and Covenant Defeasance”;

•	any applicable United States federal income tax consequences, including whether and under what circumstances we will pay any Additional Amounts, as contemplated in the indenture on the debt securities, to any holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay Additional Amounts, whether, and on what terms, we will have the option to redeem the debt securities in lieu of paying the Additional Amounts;

•	any other covenant or warranty included for the benefit of the debt securities of the series;

•	any proposed listing of the debt securities on any securities exchange or market; and

•	any other terms of the debt securities or of any guarantees issued in connection with the debt securities not inconsistent with the provisions of the indenture (Section 301).

The debt securities may provide for less than their entire principal amount to be payable if we accelerate their maturity as a result of the occurrence and continuation of an event of default (Section 502). If this is the case, the debt securities would have what is referred to as “original interest discount.” Any special United States federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currencies or currency exchange rates, commodity prices, equity indices or other factors. Holders of debt securities with these features may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on the applicable dates, depending upon the value on those dates of the applicable currencies or currency exchange rates, commodity prices, equity indices or other factors.

Information as to the methods for determining the amount of principal or interest payable on any date, the currencies or currency exchange rates, commodity prices, equity indices or other factors to which the amount payable on that date is linked and additional tax considerations will be included in the applicable prospectus supplement. All debt securities of any one series will be substantially identical, except as to denomination, in the case of debt securities issued in global form, and except as may otherwise be provided by a resolution of our board of directors or in any supplement to the indenture. We are not required to issue all of the debt securities of a series at the same time, and, unless otherwise provided in the indenture or applicable supplement, we may re-open a series without the consent of the holders of the debt securities of that series to issue additional debt securities of that series.

The indenture does not contain any provisions that limit our ability to incur indebtedness or that would protect holders of debt securities in the event we become a party to a highly-leveraged or similar transaction in which we would incur or acquire a large amount of additional debt. However, there are restrictions on transfer and ownership of our common stock and preferred stock that are designed to preserve our status as a REIT, as well as other provisions of our charter and bylaws, which may prevent or hinder a change of control. You should refer to the applicable prospectus supplement for information regarding any deletions from, modifications of, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantees

Debt securities may be issued and unconditionally and irrevocably guaranteed on an unsecured and unsubordinated basis by certain of our subsidiaries that are listed as guarantors in the applicable supplement to this prospectus. Any guarantee would cover the timely payment of the principal of, and any premium, interest or sinking fund payments on, the debt securities, whether we make the payment at a maturity date, as a result of acceleration or redemption, or otherwise. We will more fully describe the existence and terms of any guarantee of any of our debt securities by our subsidiaries in the prospectus supplement relating to those debt securities.

Denominations, Interest, Registration and Transfer

Unless the applicable prospectus supplement states otherwise, any debt securities of any series that we issue in registered form will be issued in denominations of $1,000 and multiples of $1,000, and debt securities of any series that we issue in bearer form will be issued in denominations of $5,000 (Section 302).

Unless the applicable prospectus supplement states otherwise, the principal of, and any premium, Make-Whole Amount, or interest on, any series of debt securities will be payable in the currency designated in the prospectus supplement at the corporate trust office of the trustee, initially, U.S. Bank National Association, 100 Wall Street, 16th Floor, New York, New York 10005. At our option, however, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register for the series or by wire transfer of funds to that person at an account maintained within the United States (Sections 301, 305, 307 and 1002). We may at any time designate additional paying agents or rescind designation of any paying agents or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for any series. All monies that we pay to a paying agent for the payment of any principal of, or any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security which remains unclaimed at the end of two years after that payment became due and payable will be repaid to us. After that time, the holder of the debt security will be able to look only to us for payment (Section 1003).

Any interest that we do not punctually pay on any interest payment date with respect to a debt security will cease to be payable to the holder on the applicable regular record date and may either:

•	be paid to the holder at the close of business on a Special Record Date for the payment of defaulted interest, to be determined by the trustee, (Sections 101 and 307); or

•	be paid at any time in any other lawful manner, as more fully described in the indenture.

Subject to certain limitations imposed upon debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and of the same total principal amount and authorized denomination upon the surrender of the debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the trustee. Every debt security surrendered for conversion, transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge for any transfer or exchange of any debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with the transfer or exchange (Section 305).

If the applicable prospectus supplement refers to us designating any transfer agent for any series of debt securities, in addition to the trustee, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for any series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

Neither we nor any trustee will be required to do any of the following:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

•	exchange any debt security in bearer form that is selected for redemption, except that a debt security in bearer form may be exchanged for a debt security in registered form of that series and like denomination, provided that the debt security in registered form must be simultaneously surrendered for redemption; or

•	issue or register the transfer or exchange of any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that will not be partially or entirely repaid (Section 305).

Global Debt Securities

The debt securities of a series may be issued in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to the series and registered in the name of the depositary or its nominee. In this case, we will issue one or more global securities in a denomination or total denominations equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the global security or securities. We expect that any global securities issued in the United States would be deposited with The Depository Trust Company, as depositary. We may issue any global securities in fully registered form on a temporary or permanent basis. Unless and until a global security is exchanged for debt securities in definitive registered form, a permanent global security may not be transferred except as a whole by the depositary to its nominee or by a nominee to the depositary or another nominee, or by the depositary or its nominee to a successor of the depositary or the successor depositary’s nominee.

The specific terms of the depositary arrangement with respect to any series of debt securities to be represented by a registered global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with, or are participants of, the depositary for the registered global security, or persons that may hold interests through participants. When we issue a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the global security owned by those participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in an offering of the debt securities, or by us or the trustee if we are directly offering the debt securities. The participants’ ownership, and any transfer, of a registered global security will be shown on records maintained by the depositary, and ownership of persons who hold debt securities through participants will be reflected on the records of the participants. State and federal laws may impair a person’s ability to own, transfer or pledge interests in a registered global securities.

So long as the depositary or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and will not be considered the owners or holders of the debt securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the depositary’s procedures and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, a registered global security will be made to the depositary or its nominee, as the case may be, as the registered owners of the global security. Neither we, the trustee, the paying agent nor the registrar, nor any other agent of ours or of the trustee, will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that once the depositary receives any payment of principal of, any premium, Make-Whole Amounts, interest or Additional Amount on, a registered global security, the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global security, as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency under the Exchange Act and we do not appoint a successor depositary within 90 days, we will issue debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more global securities and, in such event, we will issue debt securities in definitive form in exchange for all of the global security or securities representing the debt securities. We will register any debt securities issued in definitive form in exchange for a global security in the name or names that the depositary provides to the trustee. We expect that those names will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security.

Debt securities in bearer form may also be issued in the form of one or more global securities that will be deposited with a common depositary for Euroclear and CEDEL, or with a nominee for the depositary identified in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the specific terms and procedures of the depositary arrangement, including the specific terms of the depositary arrangement and any specific procedures, for the issuance of debt securities in definitive form in exchange for a global security in bearer form, with respect to any portion of a series of debt securities to be represented by a global security in bearer form.

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, trust or entity provided that:

•	we are the survivor in the transaction, or the survivor, if not us, is an entity organized under the laws of the United States or a state of the United States which expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any premium, Make-Whole Amount, interest and Additional Amounts on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction as having been incurred by us or our subsidiary at the time of the transaction, there is no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default; and

•	we deliver a certificate, signed by one of our officers, and an opinion of our legal counsel, as to the satisfaction of conditions contained in the indenture (Sections 801 and 803). This covenant would not apply to any recapitalization transaction, a change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger, consolidation or transfer or lease of substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indenture providing for a “put” right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur a large amount of additional debt.

Certain Covenants

Existence. Except as permitted under the section entitled “— Merger, Consolidation or Sale” above, we will do or cause to be done all things necessary to preserve and keep our and our Subsidiaries’ legal existence, rights and franchises in full force and effect. We will not, however, be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of any debt securities (Section 1005).

Maintenance of Properties. We will cause all of our material properties used or useful in the conduct of our business, or the business of any of our subsidiaries, to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We will also cause to be made all necessary repairs, renewals, replacements, betterments and improvements of those properties, as we in our judgment believe is necessary to properly and advantageously carry on the business related to those properties at all times. We will not, however, be prevented from selling or otherwise disposing of our properties, or the properties of our subsidiaries, in the ordinary course of business (Section 1006).

Insurance. We and each of our subsidiaries must keep all of our insurable properties insured against loss or damage with commercially reasonable amounts and types of insurance provided by insurers of recognized responsibility (Section 1007).

Payment of Taxes and Other Claims

We will pay or discharge, or cause to be paid or discharged, before they become delinquent, the following:

•	all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries, or upon the income, profits or property of us or of any of our subsidiaries, and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries.

We will not, however, be required to pay or discharge, or cause to be paid or discharged, any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings (Section 1008).

Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Exchange Act we will file annual reports, quarterly reports and other documents with the SEC pursuant to Sections 13 and 15(d) as if we were so subject, on or prior to the dates by which we are or would have been required to file those documents if we were so subject. In any event, we will:

•	file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we are or would be required to file with the SEC under Sections 13 and 15(d) of the Exchange Act within 15 days of each of the respective dates by which we are or would have been required to file those reports with the SEC; and

•	promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to holders and any prospective holders of debt securities if filing those documents with the SEC is not permitted under the Exchange Act (Section 1009).

Waiver of Certain Covenants. We may choose not to comply with any term, provision or condition of the foregoing covenants, or with any other term, provision or condition with respect to the debt securities of a series if, before or after the time for compliance, the holders of at least a majority in principal amount of all outstanding debt securities of the series either waive the compliance in that particular instance or in general waive compliance with that covenant or condition. This does not apply to any terms, provisions or conditions that, by their terms, cannot be amended without the consent of all holders of debt securities of the series. Unless the holders expressly waive compliance with a covenant and the waiver has become effective, our obligations and the duties of the trustee in respect of any term, provision or condition will remain in full force and effect (Section 1012).

Additional Covenants

Any additional covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

Except as otherwise provided in the applicable prospectus supplement, the following events are “events of default” with respect to any series of debt securities that we may issue under the indenture:

•	we fail for 30 days to pay any installment of interest or any Additional Amounts payable on any debt security of that series;

•	we fail to pay the principal of, or any premium or Make-Whole Amount on, any debt security of that series when due, either at maturity, redemption or otherwise;

•	we fail to make any sinking fund payment as required for any debt security of that series;

•	we breach or fail to perform any covenant or warranty contained in the indenture, other than a covenant added solely for the benefit of a different series of debt securities issued under the indenture or except as otherwise provided for in the indenture, and our breach or failure to perform continues for 60 days after we have received written notice in accordance with the indenture of our breach or failure to perform;

•	we default under a bond, debenture, note, mortgage, indenture or instrument evidencing indebtedness for money borrowed by us, or by any subsidiaries of ours that we have guaranteed or for which we are directly responsible or liable as obligor or guarantor, that has a principal amount outstanding of $10,000,000 or more ($35,000,000 or more once none of the securities issued pursuant to the indenture prior to October 25, 2012 are outstanding), other than indebtedness which is non-recourse to us or our subsidiaries, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the indebtedness has not been discharged or the acceleration has not been rescinded or annulled, within 30 days after written notice was provided to us in accordance with the indenture;

•	the bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or appointment of a trustee for us or of any of our Significant Subsidiaries, or for all or substantially all of our properties or the properties of our Significant Subsidiaries (Section 101); and

•	any other event of default described in the applicable prospectus supplement and indenture (Section 501).

If there is a continuing event of default with respect to outstanding debt securities of a series, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, voting as a single class, may declare immediately due and payable the principal amount or other amount as may be specified by the terms of those debt securities and any premium or Make-Whole Amount on the debt securities of that series. However, at any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if:

•	we pay or deposit with the trustee all required payments of the principal of, and any premium, Make-Whole Amount, interest, and Additional Amounts on, the applicable series of debt securities, plus fees, expenses, disbursements and advances of the trustee; and

•	all events of default, other than the nonpayment of accelerated principal, premium, Make-Whole Amount or interest, with respect to the applicable series of debt securities have been cured or waived as provided in the indenture (Section 502).

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default involving:

•	our failure to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security; or

•	a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default (Section 513).

The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default actually known to a Responsible Officer of the Trustee unless the default has been cured or waived. The trustee may, however, withhold notice of default unless the default relates to:

•	our failure to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security of that series; or

•	any sinking fund installment for any debt securities of that series, if the Responsible Officers of the trustee in good faith consider it to be in the interest of the holders of the debt securities of that series (Sections 101 and 601).

The indenture provides that no holder of debt securities of any series may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless the trustee fails to act, for 60 days, after it has received a written notice of a continuing event of default with respect to the debt securities of that series from such holder and a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity satisfactory to the trustee; provided no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of outstanding debt securities of that series (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities at their respective due dates (Section 508).

Subject to provisions in the indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it (Section 602). Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. The trustee may, however, refuse to follow any direction which conflicts with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the applicable series not joining in the direction (Section 512).

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating that officer’s knowledge of our compliance with all the conditions and covenants under the indenture, and, in the event of any noncompliance, specifying the noncompliance and the nature and status of the noncompliance (Section 1010).

Modification of the Indenture

The holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture must consent to any modifications and amendments of the indenture. However, no modification or amendment may, without the consent of each holder of the outstanding debt securities affected, do any of the following:

•	change the stated maturity of the principal of, or any premium, Make-Whole Amount or installment of principal of, or interest on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, any premium or Make-Whole Amount payable on redemption of, or any Additional Amounts payable with respect to, any debt security or change any obligation to pay Additional Amounts except as permitted by the indenture;

•	reduce the amount of principal of an original issue discount security or any Make-Whole Amount that would be due and payable upon declaration of acceleration of the maturity of the original discount or other security, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	change the place of payment or the currency or currencies of payment of the principal of, and any premium, Make-Whole Amount, interest, or Additional Amounts on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with provisions of the indenture or defaults and their consequences under the indenture, or to reduce the quorum or voting requirements contained in the indenture;

•	make any change that adversely affects the right to convert or exchange any debt security other than as permitted by the indenture or decrease the conversion or exchange rate or increase the conversion or exchange price of any such debt security; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage of holders necessary to effect that action or to provide that other provisions may not be modified or waived without the consent of the holder of the debt security (Section 902).

The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive compliance by us with some of the covenants in the indenture (Section 1012). We and the trustee may modify or amend the indenture, without the consent of any holder of debt securities, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to add, change or eliminate any provisions of the indenture, provided that any addition, change or elimination shall neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holder of any debt security with respect to such provision or become effective only when there are no outstanding debt securities;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our common stock, preferred stock or other securities or property;

•	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to make any provision with respect to the conversion or exchange of rights of holders pursuant to the requirements of the indenture;

•	to cure any ambiguity, defect or inconsistency in the indenture, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under that indenture;

•	to close the indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the indenture under the Trust Indenture Act; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

Discharge, Defeasance and Covenant Defeasance

Unless the terms of a series of debt securities provide otherwise, under the indenture, we may discharge some of our obligations to holders of any series of debt securities that:

•	have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year; or

•	are scheduled for redemption within one year.

We can discharge these obligations by irrevocably depositing with the trustee funds in the currency or currencies in which the debt securities are payable in an amount sufficient to pay and discharge the entire indebtedness on those debt securities, including principal of, and any premium, Make-Whole Amount, interest and Additional Amounts on, the debt securities on and up to the date of such deposit, or, if the debt securities have become due and payable, on and up to the stated maturity or redemption date, as the case may be (Section 401).

In addition, if the terms of the debt securities of a series permit us to do so, we may elect either of the following:

•	to defease and be discharged from any and all obligations with respect to the debt securities, except our obligations to (Section 1402):

•	pay any Additional Amounts upon the occurrence of several particular tax and other events;

•	register the transfer or exchange of the debt securities;

•	replace temporary or mutilated, destroyed, lost or stolen debt securities;

•	maintain an office or agency for the debt securities; and

•	hold monies for payment in trust; or

•	to be released from our obligations with respect to the debt securities under sections of the indenture described under “— Certain Covenants” or, if permitted by the terms of the debt securities, our obligations with respect to any other covenant.

If we choose to be released from our obligations under the covenants, our failure to comply with any of the obligations imposed on us by the covenants will not constitute a default or an event of default with respect to the debt securities (Section 1403). However, to make either election, we must irrevocably deposit with the trustee an amount, in such currency or currencies in which the debt securities are payable at stated maturity, or in Government Obligations (Section 101), or both, that will provide sufficient funds to pay the principal of, and any premium, Make-Whole Amount, interest and Additional Amounts on, the debt securities, and any mandatory sinking fund or similar payments on the debt securities, on the relevant scheduled due dates.

We may defease and discharge our obligations, as described in the preceding paragraphs, only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that:

•	the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred; and

•	in the case of defeasance, the opinion of counsel must refer to, and be based upon, a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the indenture (Section 1404).

Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•	the holder of a debt security of the series elects to receive payment in a currency other than that in which the deposit has been made in respect of the debt security (Section 301); or

•	a conversion event, as defined below, occurs in respect of the currency in which the deposit has been made; then the indebtedness represented by the debt security will be fully discharged and satisfied through the payment of the principal of, and any premium, Make-Whole Amount and interest on, the debt security as they become due, and Additional Amounts, if any, out of the proceeds yielded by converting the amount deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the holder’s election or the conversion event based on the applicable market exchange rate (Section 1405).

Unless otherwise provided in the applicable prospectus supplement, a “conversion event” means the cessation of use of:

•	a currency issued by the government of one or more countries other than the United States, both by the government of the country that issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Community, both within the European Monetary System and, for the settlement of transactions, by public institutions of or within the European Community; or

•	any currency for the purposes for which it was established (Section 101).

Unless otherwise provided in the applicable prospectus supplement, we will make all payments of principal of, and any premium, Make-Whole Amount, interest and Additional Amounts on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance in United States dollars.

In the event that we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of an event of default other than:

•	the event of default described in the fourth bullet under “— Events of Default, Notice and Waiver,” which would no longer be applicable to the debt securities of that series (Sections 1005 to 1009); or

•	the event of default described in the seventh bullet under “— Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance;

then the amount on deposit with the trustee will still be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. In this case, we would remain liable to make payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may describe any additional provisions permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to a particular series of debt securities.

Conversion and Exchange Rights

The terms on which debt securities of any series are convertible into or exchangeable for our common stock, preferred stock or other securities or property will be described in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or the manner of calculating the price;

•	the exchange or conversion period;

•	whether the conversion or exchange is mandatory, or voluntary at the option of the holder or at our option;

•	any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange, including restrictions directed at maintaining our status as a REIT; and

•	the means of calculating the number of shares of our common stock, preferred stock or other securities or property to be received by the holders of debt securities.

The conversion or exchange price of any debt securities of any series that are convertible into our common stock or preferred stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as set forth in the applicable prospectus supplement (Article Sixteen).

Governing Law

The indenture is governed by and shall be construed in accordance with the laws of the State of Georgia. Any supplemental indenture with respect to the debt securities may be governed by the laws of the State of New York.

Redemption of Debt Securities

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Subject to such terms, we may opt at any time to partially or entirely redeem the debt securities.

From and after notice has been given as provided in the indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

DESCRIPTION OF WARRANTS

The following summary describes generally the terms of warrants that we may offer from time to time in one or more series. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants. The following description of the warrants, and any description of the warrants in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file with the SEC at or prior to the time of the sale of the warrants. You should refer to, and read this summary together with, the warrant agreement and the applicable prospectus supplement to review the terms of a particular series of our common or preferred stock that may be important to you. You can obtain copies of any form of warrant agreement or other agreement pursuant to which the warrants are issued by following the directions described under the caption “Where You Can Find More Information.”

We may issue warrants to purchase depositary shares, debt securities, shares of our common stock or preferred stock, or any combination of those securities. We may issue warrants independently or together with any other securities, and the warrants may be attached to, or separate from, any other securities. Each series of warrants to be issued will be issued under a separate warrant agreement between us and a warrant agent specified in the related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of the warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued and sold;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	the price at which, and the currency or currencies, including composite currencies or currency units, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a summary of the United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants, including restrictions directed at maintaining our REIT status.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the respective underlying securities purchasable upon exercise of the warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax considerations applicable to us and our security holders and our qualification and taxation as a REIT, and relating to the purchase, ownership and disposition of our common stock, preferred stock, notes and warrants. This summary is not intended to represent a detailed description of the U.S. federal income tax consequences applicable to particular stockholders or security holders in view of their particular circumstances and is not intended to represent a description of the U.S. federal income tax consequences applicable to a stockholder subject to special treatment under the U.S. federal income tax laws, including

•	a dealer in securities or currencies,

•	a financial institution,

•	a regulated investment company,

•	a REIT,

•	a real estate mortgage investment conduit,

•	a tax-exempt organization,

•	a retirement plan, individual retirement account or other tax-deferred account,

•	an insurance company,

•	a person holding a note as part of a hedging, integrated, conversion, constructive sale or other integrated transaction or other synthetic security or a straddle,

•	a trader in securities that has elected the mark-to-market method of accounting for securities,

•	a partnership or other pass-through entity for U.S. federal income tax purposes or an investor therein,

•	a U.S. Holder (as defined below) whose “functional currency” is not the U.S. dollar,

•	a “controlled foreign corporation”,

•	a “passive foreign investment company” or

•	a former citizen or resident of the United States.

As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation,

•	this summary does not address state, local or non-U.S. tax considerations,

•	this summary assumes that stockholders hold our common stock and preferred stock as a “capital asset” within the meaning of section 1221 of the Code,

•	this summary does not address alternative minimum tax considerations,

•	this summary does not address U.S. federal income tax considerations applicable to non-U.S. persons, except to the limited extent described below, and

•	this discussion is not intended to be, and should not be construed as, tax advice.

The sections of the Code relating to our qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the U.S. federal income tax treatment of a REIT and its security holders. The information in this section is based on the Code, current, temporary and proposed Treasury regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, or IRS, and court decisions, in each case as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings, which are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and court decisions may adversely affect the tax considerations described in this discussion. Any change could apply retroactively to transactions preceding the date of the change. Except as described below, we have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment or the treatment of our security holders, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations described in this discussion will not be challenged by the IRS or, if challenged, will be sustained by a court.

You are urged to consult your own tax adviser regarding the federal, state, local, foreign and other tax consequences to you of the purchase, ownership and sale of our securities and our qualification and taxation as a REIT.

Taxation of the Company as a REIT

General

Goodwin Procter LLP has acted as our tax counsel in connection with the filing of this registration statement of which this prospectus is a part. In connection with this filing, Goodwin Procter LLP has rendered an opinion (which we refer to as the “REIT opinion”) that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of our taxable years beginning with the taxable year ended December 31, 2004, and our organization and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT in the future. The REIT opinion is based on various assumptions and representations made by us as to factual matters, including representations made by us in a factual certificate provided by one of our officers and factual representations set forth in this registration statement. Moreover, our qualification and taxation as a REIT depend on our ability to meet the various qualification tests imposed under the Code as discussed below, relating to our actual annual operating results, asset diversification, distribution levels, and diversity of stock ownership, the results of which have not been and will not be verified by Goodwin Procter LLP. Accordingly, neither Goodwin Procter LLP nor we can assure you that the actual results of our operations for any particular taxable year will satisfy these requirements.

The REIT opinion speaks as of the date issued, and our tax counsel will have no obligation to update its opinion subsequent to the date it is rendered. The REIT opinion is not binding on the IRS, and no assurance can be given that the IRS will not challenge conclusions set forth in the opinion or that any challenge will not be upheld by a court. The REIT opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order to maintain REIT qualification.

Provided that we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that generally results from investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and again at the stockholder level when the income is distributed. We will be required to pay U.S. federal income tax, however, as follows:

•	We will be required to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference.

•	If we have (1) net income from the sale or other disposition of foreclosure property that is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on that income. Foreclosure property is generally defined as property acquired by foreclosure or after a default on a loan secured by the property or a lease of the property.

•	We will be required to pay a 100% tax on any net income from prohibited transactions. Subject to a statutory safe harbor, prohibited transactions are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but we have otherwise maintained our qualification as a REIT, we will be required to pay a 100% tax on an amount equal to (1) the greater of the amount by which we failed the 75% gross income test or the 95% gross income test multiplied by (2) a fraction intended to reflect our profitability.

•	If we fail to distribute during any calendar year at least the sum of (1) 85% of our real estate investment trust ordinary income for that year, (2) 95% of our real estate investment trust capital gain net income for that year and (3) any undistributed ordinary income and net capital gain from prior periods, we will be required to pay a 4% excise tax on the excess of that required distribution over the amounts actually distributed.

•	If we acquire any asset from a corporation that is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of that asset during the applicable recognition period, currently 5 years, beginning on the date we acquired the asset, we will be required to pay tax at the highest regular corporate tax rate on the lesser of (1) the amount of that gain and (2) the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date we acquired the asset. A C corporation is generally defined as a corporation required to pay full corporate level tax.

•	If we fail to satisfy any of the REIT asset tests (described below) by more than a de minimis amount, due to reasonable cause, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 and the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

•	If we fail to satisfy any provisions of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income or asset tests described below), and the violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each failure.

•	If it is determined that amounts of certain income and expense were not allocated between us and a taxable REIT subsidiary (as defined herein) on the basis of arm’s length dealing, or to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate, we will be subject to a tax equal to 100% of those amounts.

•	If we fail to qualify for taxation as a REIT because we fail to distribute by the end of the relevant year any earnings and profits we inherit from a taxable C corporation during the year (e.g., by tax-free merger or tax-free liquidation), and the failure is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid its proportionate share of the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid, with an adjustment made to increase the stockholders’ basis in our stock.

•	We may have subsidiaries or own interests in other lower-tier entities that are C corporations that have elected or will elect, jointly with us, to be treated as our taxable REIT subsidiaries, the earnings of which would be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification. We elected to be a REIT commencing with our taxable year ended December 31, 1995 and for all subsequent taxable years. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, ownership, sources of income, nature of assets and distributions of income to stockholders. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors,

(2)	that issues transferable shares or transferable certificates to evidence beneficial ownership,

(3)	that would be taxable as a domestic corporation but for sections 856 through 860 of the Code,

(4)	that is not a financial institution or an insurance company within the meaning of the Code,

(5)	that is beneficially owned by 100 or more persons,

(6)	not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, including specified entities in certain circumstances, during the last half of each taxable year,

(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year, which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under section 401(a) of the Code generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above. We believe we have issued sufficient common stock with sufficient diversity of ownership to allow us to satisfy conditions (5) and (6).

Our charter provides, and the articles supplementary for any series of preferred stock will provide, for restrictions on the ownership and transfer of our stock. Those restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. The ownership and transfer restrictions pertaining generally to our common stock and preferred stock are described in “Description of Common and Preferred Stock — REIT Ownership Limitations” or, to the extent those restrictions differ from those described in this prospectus, those restrictions will be described in the applicable prospectus supplement. There can be no assurance that those transfer restrictions in all cases will prevent a violation of the stock ownership provisions described in conditions (5) and (6) above. However, we will be treated as satisfying condition (6) for any taxable year for which we comply with the regulatory requirements to request information from our stockholders regarding their actual ownership of our shares, and we do not know, or exercising reasonable due diligence would not have known, that we failed to satisfy that condition. We intend to comply with those regulations. Failure to do so will subject us to a fine.

We have complied with condition (7) above by making a REIT election as part of our U.S. federal income tax return for our taxable year ended December 31, 1995, which election has not been revoked or terminated, and have satisfied all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

For purposes of condition (8). We have used and will continue to use a calendar year for U.S. federal income tax purposes and we have complied and intend to continue to comply with the applicable recordkeeping requirements.

Ownership of Qualified REIT Subsidiaries, Other Disregarded Entities and Interests in Partnerships. We own and operate a number of properties through subsidiaries. Section 856(i) of the Code provides that a corporation that is a “qualified REIT subsidiary” will not be treated as a separate corporation for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a “qualified REIT subsidiary” will be treated as assets, liabilities and items of income, deduction and credit of the REIT. Thus, in applying the requirements described herein, our “qualified REIT subsidiaries” will be ignored, and all assets, liabilities and items of income, deduction and credit of those subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit.

An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. Treasury regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership. In addition, we will take into account the income of the partnership attributable to our proportionate interest in the partnership. The assets and gross income of the partnership will retain the same character in our hands for purposes of section 856 of the Code, including satisfying the asset tests and gross income tests described below. The treatment described above also applies to limited liability companies that are treated as partnerships. Thus, our proportionate share of the assets, liabilities and items of income of the partnerships and limited liability companies that are treated as partnerships in which we are a partner or a member, respectively, will be treated as our assets, liabilities and items of income for purposes of applying the income tests and asset tests applicable to a REIT.

We currently own, and may in the future acquire, limited partner or non-managing member interests in partnerships and limited liability companies that are joint ventures. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in that entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and that we would not become aware of that action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we able to qualify for a statutory REIT “savings” provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.

Subsidiary REITs. We may from time to time own interests in other entities that intend to qualify as REITs for federal income tax purposes. If any such entity in which we own an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a taxable REIT subsidiary, as further described below.

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

•	First, in each taxable year, we generally must derive at least 75% of our gross income, excluding gross income from prohibited transactions, cancellation of indebtedness income and income from certain hedging transactions, as described below, from (a) investments relating to real property or mortgages on real property, including rents from real property, gains from the disposition of real estate assets other than certain debt instruments of publically offered REITs, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property or (b) certain types of temporary investments.

•	Second, in each taxable year, we generally must derive at least 95% of our gross income, excluding gross income from prohibited transactions, cancellation of indebtedness income and income from certain hedging transactions, as described below, from (a) the real property investments that qualify for the 75% test and (b) dividends, interest or gain from the sale or disposition of stock or securities.

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. A mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset and all interest shall be qualifying income for purposes of the 75% income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, as of the date the REIT makes a binding commitment to make the loan.

Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT only if the following conditions are met:

•	First, the amount of rent is not based in whole or in part on the income or profits of any person. However, an amount generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor an actual or constructive owner of 10% or more of our stock owns, actually or constructively, 10% or more of the equity interests in the tenant.

•	Third, rent attributable to personal property leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, the portion of the rent attributable to personal property will not qualify as “rents from real property.”

•	Finally, we generally must not operate or manage our property or furnish or render services to our tenants except through (i) a taxable REIT subsidiary (described below) or (ii) an “independent contractor” that satisfies certain stock ownership restrictions, that is adequately compensated and from whom we derive no income. We are not required to use a taxable REIT subsidiary or independent contractor, however, to the extent that any service we provide, referred to as a “permissible service”, is “usually or customarily rendered” in connection with the rental of space for occupancy only or is not considered “rendered to the occupant” of the property. Rents received generally will qualify as rents from real property notwithstanding the fact that we provide services that are not permissible services so long as the amount received for those services meets a de minimis standard. The amount received for impermissible services with respect to a property (or, if services are available only to certain tenants, possibly with respect to those tenants) cannot exceed one percent of all amounts we receive, directly or indirectly, with respect to that property (or, if services are available only to certain tenants, possibly with respect to those tenants). The amount that we will be deemed to have received for performing impermissible services will be the greater of the actual amounts received and 150% of our direct cost of providing those services.

We generally do not intend to receive rent that fails to satisfy any of the foregoing conditions unless, based on the advice of our tax counsel, doing so will not jeopardize our status as a REIT.

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction (1) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) entered into after July 30, 2008 primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property that generates such income or gain), or, (3) for taxable years beginning on or after December 31, 2015, that hedges against transactions described in clause (1) or (2) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (1) or (2), and which complies with certain identification requirements, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

In addition, certain foreign currency gains may be excluded from gross income for purposes of one or both of the REIT gross income tests, provided we do not deal in or engage in substantial and regular trading in securities. Our share of any dividends received from any corporation (including any taxable REIT subsidiary, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests. We treat certain income inclusions with respect to stock in our taxable REIT subsidiaries that are controlled foreign corporations as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. The IRS has issued several private letter rulings to other taxpayers concluding that similar income inclusions will be treated as qualifying income for purposes of the 95% gross income test. Those private letter rulings can be relied on only by the taxpayers to whom they were issued. No assurance can be provided that the IRS will not successfully challenge our treatment of those income inclusions, which would cause us to fail the 95% gross income test.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our U.S. federal income tax return and otherwise comply with the applicable Treasury regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. Even if these relief provisions apply, we would be liable for a tax equal to our nonqualifying income multiplied by a fraction intended to reflect our profitability.

Additionally, if any REIT in which we acquire an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a taxable REIT subsidiary, as further described below.

Prohibited Transaction Income. Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We have conducted and intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives, however, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The 100% tax will not apply to gains from the sale of property held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to U.S. federal income tax at regular corporate income tax rates. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a taxable REIT subsidiary, which would generally result in corporate income taxes being incurred.

Foreclosure Property. Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Asset Tests. To maintain our qualification as a REIT we must also satisfy, at the close of each quarter of each taxable year, the following tests relating to the nature and diversification of our assets.

•

At least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables and certain money market funds) and U.S. Government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interest in real property and, for taxable years beginning on or after January 1, 2016, personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, and stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt and, for tax years beginning on or after January 1, 2016, debt instruments issued by publicly offered REITs.

•	Not more than 25% (for taxable years beginning before January 1, 2018) or 20% (for taxable years beginning before 2009 or on or after January 1, 2018) of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

•	Not more than 25% (for taxable years beginning on or after January 1, 2016) of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

•	Not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class.

•	Except for equity investments in REITs, qualified REIT subsidiaries or taxable REIT subsidiaries or other securities that qualify as “real estate assets” for purposes of the 75% asset test:

•	the value of any one issuer’s securities we own may not exceed 5% of the value of our total assets;

•	we may not own more than 10% of any one issuer’s outstanding voting securities; and

•	we may not own more than 10% of the total value of any one issuer’s outstanding securities.

The Code provides a safe harbor under which certain types of debt securities are not treated as “securities” for purposes of the 10% value test described above, including, generally, (a) straight debt securities (including straight debt that provides for certain contingent payments) unless we hold (either directly or through our “controlled” taxable REIT subsidiaries) certain other securities of the same corporate or partnership issuer that have an aggregate value greater than 1% of that issuer’s outstanding securities, (b) any loan to an individual or an estate, (c) certain rental agreements calling for deferred rents or increasing rents that are subject to section 467 of the Code, other than with certain related persons, (d) any obligation to pay rents from real property under the 75% and 95% gross income tests, (e) securities issued by a State or any political subdivision of a State, the District of Columbia, a foreign government, any political subdivision of a foreign government, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under the security does not depend in whole or in part on the profits of any person not described in this category, or payments on any obligation issued by such an entity, (f) securities issued by another REIT and (g) other arrangements identified in Treasury regulations (which have not yet been issued or proposed) (collectively, “Qualifying Debt”). In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, with no convertibility feature, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, a REIT’s interest as a partner in a partnership is not considered a “security” for purposes of applying the 10% value test to securities issued by the partnership, but the REIT will be deemed to own its proportionate share of each of the assets of the partnership. In looking through any partnership to determine our allocable share of any securities owned by the partnership, our share of the assets of the partnership, solely for purposes of applying the 10% value test, will correspond not only to our interest as a partner in the partnership but also to our proportionate interest in certain debt securities issued by the partnership. Any debt instrument issued by a partnership (other than any “Qualifying Debt”) will not be considered a security if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test. If the partnership fails to meet the 75% gross income test, any debt instrument issued by the partnership (other than “Qualifying Debt”) nevertheless will not be treated as a “security” to the extent of our interest as a partner in the partnership.

We may hold one or more assets (or provide services to tenants) through one or more taxable REIT subsidiaries. To treat a subsidiary as a taxable REIT subsidiary, we and the corporate subsidiary must make a joint election by filing a Form 8875 with the IRS. We and IRT Capital Corporation II, and DIM Vastgoed NV have made joint elections to treat IRT Capital Corporation II and DIM Vastgoed NV as our taxable REIT subsidiaries. A taxable REIT subsidiary will pay tax at the corporate rates on its earnings, but those earnings may include types of income that might jeopardize our REIT status if we earned it directly. We may hold up to 100% of the stock in a taxable REIT subsidiary. To prevent the shifting of income and expenses between us and a taxable REIT subsidiary, the Code imposes on us a tax equal to 100% of certain items of income and expense that are not allocated between us and the taxable REIT subsidiary at arm’s length. The 100% tax is also imposed to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate. In the case of a qualified lodging facility (like a hotel) or qualified health care properties leased by a REIT (directly or indirectly) to a taxable REIT subsidiary, the lease payments will not qualify as REIT-qualified rental income unless the property is operated on behalf of the taxable REIT subsidiary by an independent contractor. Moreover, at the time it enters into the management agreement, the independent contractor must be actively engaged in the trade or business of operating qualified lodging facilities or qualified health care properties for persons not related to the REIT or the taxable REIT subsidiary.

Finally, as described above, we may hold one or more of our assets through one or more partnerships. For purposes of applying the REIT asset and gross income qualification tests, and in other instances, Treasury regulations will treat us as owning a proportionate share of a partnership’s gross income and assets based on our percentage ownership of that partnership’s capital. For this reason, if we own any percentage of the capital interests in a partnership that we do not control, we may be unable to avoid sharing in that partnership’s non-REIT-qualifying assets and income.

If we fail to satisfy the 5% or 10% asset tests described above after a 30-day cure period prescribed in the Code, we will be deemed to have met those tests if the value of our non-qualifying assets is de minimis (that is, that value does not exceed the lesser of 1% of the total value of our assets at the end of the applicable quarter and $10,000,000) and we dispose of the non-qualifying assets (or otherwise cure that failure) within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by disposing of sufficient assets (or otherwise curing that failure) to meet the asset tests within that six month period, paying a tax equal to the greater of $50,000 and the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets and disclosing certain information to the IRS. If we cannot avail ourself of these relief provisions, or if we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT.

If we satisfy the asset tests at the close of any quarter, we will not lose our REIT status if we fail to satisfy the asset tests at the end of a later quarter solely because of changes in asset values. If our failure to satisfy the asset tests results, either in whole or in part, from an acquisition of securities or other property during a quarter, the failure can be cured by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any other action within 30 days after the close of any quarter as may be required to cure any noncompliance. In some instances, however, we may be compelled to dispose of assets that we would prefer to retain.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

•	The sum of:

•	90% of our REIT taxable income, and

•	90% of the our after-tax net income, if any, from foreclosure property (which, for this purpose, is treated as including the after-tax gain, if any, from the disposition of any asset subject to the built-in gain rule during the 10-year recognition period), minus

•	the excess of the sum of specified items of non-cash income items over 5% of our REIT taxable income.

For purposes of the foregoing tests, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. Non-cash income items include cancellation of indebtedness income, income attributable to leveled stepped rents, original issue discount, certain income with respect to a residual interest in a real estate mortgage investment conduit and gain recognized on a like-kind exchange that is later determined to be taxable. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset at the time we acquired it from a C corporation in a carry-over basis transaction will be included in our REIT taxable income. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

We must pay these distributions in the taxable year to which they relate or in the following taxable year provided we declare them before we timely file our tax return for the year to which they relate and provided we pay them within the 12-month period following the close of that taxable year and not later than the date of the first regular dividend payment made after that declaration. The amount distributed must not be preferential, that is, each holder of shares of common stock and each holder of shares of each class of preferred stock must receive the same distribution per share. To the extent we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, or less than all of our net capital gain, we will be subject to tax on the undistributed amounts at regular corporate tax rates.

We expect our REIT taxable income to be less than our cash flow because of depreciation and other non-cash charges included in computing our REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy our distribution requirement. It is possible, however, that, from time to time, we may not have sufficient cash or other liquid assets to fund required distributions as a result, for example, of differences in timing between our cash flow, the receipt of income for GAAP purposes and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves, payment of required debt service or amortization payments, or the need to make additional investments in qualifying real estate assets. The insufficiency of our cash flow to cover our distribution requirements could require us to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (4) pay dividends in the form of taxable stock dividends or (5) use cash reserves, in order to comply with the REIT distribution requirements.

Pursuant to Revenue Procedure 2010-12, the IRS created a temporary safe harbor authorizing publicly-traded REITs to make elective cash/stock dividends. That safe harbor has expired. However, the IRS has issued private letter rulings to other REITs granting similar treatment to elective cash/stock dividends. Those rulings may only be relied upon by the taxpayers to whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to pay taxable dividends payable in cash and stock in later years. We have no current intention to make a taxable dividend payable in our stock.

We may be able to rectify a failure to meet the distribution requirement for a year by distributing “deficiency dividends” in a later year which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will be required, however, to pay interest based on the amount of any deduction claimed for deficiency dividends, and we would be subject to any applicable penalty provisions.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to U.S. federal income tax on these retained amounts at regular corporate tax rates.

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

For this purpose, dividends declared in October, November or December of any calendar year and payable to stockholders of record on a specified date in that month, are treated as paid by us and as received by our stockholders on the last day of the calendar year, provided we actually pay the dividends no later than in January of the following calendar year. A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Failure to Qualify. If we fail to qualify for taxation as a REIT in any taxable year, and if none of the relief provisions applies, we will be subject to tax, including possibly the alternative minimum tax, on our taxable income at regular corporate rates. The failure to qualify for taxation as a REIT could have a significant adverse effect on the market value and marketability of the securities offered by this prospectus. In any year in which we fail to qualify as a REIT, we will not be able to deduct, and we will not be required to make, distributions to stockholders. As a result, our failure to qualify as a REIT would substantially reduce the amount of our cash available for distribution to stockholders. In that event, to the extent of our current and accumulated earnings and profits, as computed for U.S. federal income tax purposes, all of our distributions to stockholders will be taxable as ordinary income and, subject to applicable limitations, noncorporate stockholders will be eligible for the maximum 20% tax rate on dividends, and corporate stockholders will be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost qualification.

Tax Aspects of the Partnerships

General. A portion of our investments is held through our partnerships and limited liability companies, which, for U.S. federal income tax purposes, are generally treated as partnerships. References to partnerships in the following discussion also apply to our limited liability companies. Treasury regulations provide that a domestic partnership is generally taxed as a partnership unless it elects to be taxed as an association taxable as a corporation. None of the partnerships in which we are a partner has made or intends to make that election. We believe that each of our partnerships has been treated properly for tax purposes as a partnership and not as an association taxable as a corporation. However, no assurance can be given that the IRS may not successfully challenge the status of any of our partnerships.

In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership and are generally subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We include in our income our proportionate share of our partnerships’ income, gain, loss, deduction and credit for purposes of the various REIT income tests and in the computation of our REIT taxable income. In addition, we include our proportionate share of assets held by our partnerships in applying the REIT asset tests.

Our ownership interests in such partnerships involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities, as opposed to associations taxable as corporations, for U.S. federal income tax purposes. If any of the partnerships or other entities intended to be taxed as partnerships in which we hold an interest, were treated as an association, it would be taxable as a corporation and would be subject to U.S. federal income taxes on its income. In that case, the character of the entity and its income would change for purposes of the asset and income tests applicable to REITs and could prevent us from satisfying these tests. This, in turn, could prevent us from qualifying as a REIT.

Tax Allocations with Respect to Contributed Properties. When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes. That carryover basis is equal to the contributing partner’s adjusted basis in the property rather than the fair market value of the property at the time of contribution. Section 704(c) of the Code requires the allocation of income, gain, loss and deduction attributable to the contributed property in a manner that allocates the unrealized gain or unrealized loss associated with the property at the time of the contribution to the contributing partner. The amount of the unrealized gain or unrealized loss, also known as a “book-tax difference,” generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted basis of the property at that time. Those allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

In general, partners who have contributed to our partnerships their interests in properties with a book-tax difference will be allocated lower amounts of depreciation deductions for tax purposes than if those deductions were determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets that has a book-tax difference, all taxable income attributable to the book-tax difference generally will be allocated to the contributing partners, and our companies that are the direct partners of our partnerships generally will be allocated only their share of gains attributable to appreciation, if any, occurring after the acquisition of those properties. These allocations will tend to eliminate the book-tax differences over the lives of our partnerships. However, the allocation rules of section 704(c) of the Code do not always entirely eliminate the book-tax difference on an annual basis or with respect to a specific taxable transaction like a sale. In those cases, the carryover basis of the contributed assets in the hands of our partnerships may cause us to be allocated lower depreciation and other deductions and thereby cause us to be allocated more taxable income than if there were no book-tax difference. As a result, we could recognize taxable income in excess of distributed amounts, which might adversely affect our ability to comply with the REIT distribution requirements, and we may realize income on the distribution of cash because our basis has not increased sufficiently from income allocations. See “Taxation of the Company as a REIT — Annual Distribution Requirements.”

Basis in Partnership Interests. Our adjusted tax basis in our interest in a partnership generally will be equal to the amount of cash and the basis of any other property that we contributed to the partnership (a) increased by our allocable share of the partnership’s income and our allocable share of any indebtedness of the partnership, and (b) decreased, but not below zero, by our allocable share of losses incurred by the partnership, the amount of any cash distributed to us and the amount of any constructive distributions resulting from a reduction in our share of any indebtedness of the partnership.

If a partner’s distributive share of a partnership’s loss exceeds the adjusted tax basis of the partner in its partnership interest, the partner will not be entitled to a deduction for that excess loss until and to the extent the partner has an adjusted tax basis in its partnership interest. To the extent distributions by a partnership and any decrease in a partner’s share of indebtedness of the partnership (which is treated as a constructive distribution to the partner) exceed the adjusted tax basis of the partner’s partnership interest, those excess distributions constitute taxable income to the partner. That taxable income generally will be characterized as long-term capital gain if the partner has held its partnership interest for more than one year, subject to a reduced maximum tax rate described below in the case of noncorporate taxpayers. Under current law, capital gains and ordinary income of corporations are taxed at the same marginal rates.

Sale of the Partnerships’ Properties. Our share of any gain that a partnership recognizes on a sale of any property the partnership holds as inventory or other property held primarily for sale to customers in the ordinary course of business, subject to a statutory safe harbor, will be income from a prohibited transaction that is subject to a 100% penalty tax. Prohibited transaction income may also have an adverse effect on our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of business is a question of fact that depends on all the facts and circumstances with respect to a particular property. Our partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating their properties, and other properties, and to make occasional sales of properties, including peripheral land, consistent with our partnerships’ investment objectives.

Recent Legislation. Congress recently revised the rules applicable to federal income tax audits of partnerships and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs (such as us), and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a federal income tax audit of any of the partnerships in which we hold an interest.

Taxation of U.S. Holders

A “U.S. Holder” is a beneficial owner of our common stock, preferred stock or other security that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation, including an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the law of the United States or any of its political subdivisions;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996 and properly elected to continue to be treated as a United States person.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock or preferred stock, you should consult your own tax advisor regarding the consequences of the ownership and disposition of shares of common stock or preferred stock by the partnership.

For any taxable year in which we qualify as a REIT, a taxable U.S. Holder generally will be taxed as set forth below.

Dividend Distributions Generally. A distribution we pay on our common or preferred stock to a U.S. Holder, other than a capital gain dividend, will constitute a dividend to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and, to that extent, will constitute ordinary income. Dividends on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our common stock. Any distribution we make that exceeds our current and accumulated earnings and profits will be treated first as a tax-free return of capital, reducing the U.S. Holder’s tax basis in our stock to the extent thereof, and thereafter as gain recognized as if the U.S. Holder had sold our stock. Dividends we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of those months will be treated as both paid by us and received by our stockholders on December 31 of that year, provided we actually pay the dividends during January of the following calendar year. We will be deemed to have sufficient earnings and profits to treat as a dividend any distribution we make up to the amount required to be distributed to avoid imposition of the 4% excise tax discussed in “Taxation of the Company as a REIT — Annual Distribution Requirement” above. A U.S. Holder is not allowed to take any loss we may incur into account on his own U.S. federal income tax returns.

Our dividends are not eligible for the dividends-received deduction generally available to corporations. Our dividends also will not generally constitute “qualified dividend income” eligible for a maximum 20% tax rate in the hands of a noncorporate U.S. Holder. Qualified dividend income generally includes dividends paid to most U.S. non-corporate taxpayers by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders, our ordinary dividends generally will not be eligible for the 20% tax rate on qualified dividend income. As a result, our ordinary dividends will continue to be taxed at the higher tax rate applicable to ordinary income.

However, our dividends will be designated as “qualified dividend income” and will qualify for the 20% maximum rate in the hands of a U.S. Holder that satisfies the relevant holding period and other requirements if they are attributable to (1) dividends we received from a taxable REIT subsidiary or other corporation that is not a REIT, (2) dividends we received from other REITs to the extent those dividends qualify for the 20% maximum rate or (3) income on which we paid tax, for example, because we distributed less than all of our REIT taxable income or sold property acquired from a C corporation within the preceding ten years (or 5 years for dispositions in taxable years after 2011) with a carryover basis. We do not anticipate that a material portion of our distributions will be treated as qualified dividend income.

Capital Gain Dividends. A U.S. Holder will treat a distribution that we properly designate as a capital gain dividend as long-term capital gain, to the extent it does not exceed our actual net capital gain for the taxable year, without regard to the period the U.S. Holder has held our stock. However, a corporate stockholder may be required to treat up to 20% of certain capital gain dividends as ordinary income. A capital gain dividend is not eligible for the dividends-received deduction available to corporations.

We may elect to retain and pay U.S. federal income tax on any net capital gain we may recognize in any taxable year. Net capital gain is the excess of net long-term capital gain over net short-term capital loss. In addition, we may elect to treat our stockholders as receiving an amount not in excess of our net capital gain for the taxable year. In that case, a U.S. Holder will include in income his proportionate share of our undistributed net capital gain as long-term capital gain. The U.S. Holder also will be deemed to have paid his proportionate share of tax we paid on our net capital gain and will receive a credit or refund for the amount of that tax in computing his U.S. federal income tax liability. A U.S. Holder’s basis in our shares will increase by the amount of the undistributed long-term capital gain he includes in income, reduced by the U.S. Holder’s share of our tax paid on that gain.

When a REIT designates a distribution as a capital gain dividend, the REIT may also designate the portions of the distribution that are subject to the different tax rates applicable to different categories of capital gains. Depreciation recapture, for example, is subject to a maximum rate of 25%. These additional designations by the REIT are effective only to the extent they do not exceed certain limitations.

Certain Dispositions of Shares. In general, a U.S. Holder will recognize capital gain or loss on a sale or other taxable disposition of our stock equal to the difference between (1) the amount of cash and the fair market value of any property he receives on that disposition and (2) the U.S. Holder’s adjusted basis in that stock. The maximum tax rate on adjusted net capital gain recognized by a noncorporate taxpayer in a taxable year is 20%. A loss that a U.S. Holder recognizes on a taxable disposition of our stock held for less than six months, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of any capital gain dividend the selling U.S. Holder received on that stock.

Capital Gains and Losses. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 39.6%. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is 20% for sales and exchanges of capital assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain, known as “unrecaptured section 1250 gains, would have been treated as ordinary income on depreciation recapture if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders as long-term capital gains or unrecaptured section 1250 gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate taxpayers) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured section 1250 gain.” In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently up to 35%). A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a U.S. Holder recognizes a loss upon a subsequent disposition of our common stock or preferred stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock or preferred stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Loss and Investment Interest Limitations. A U.S. Holder may not treat distributions received from us or any gain recognized on a disposition of our stock as passive activity income. Therefore, a U.S. Holder will not be able to apply any “passive losses” against that income or gain. Dividends we pay, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of the investment interest limitation, although they will not be treated as investment income unless the recipient elects to treat them as not eligible for the 20% maximum tax rate on dividends, to the extent they qualify. Net capital gain from the disposition of our stock and capital gain dividends generally will be excluded from investment income unless the recipient elects to have that gain taxed as ordinary income.

Tax-Exempt Stockholders. Most tax-exempt organizations are not subject to U.S. federal income tax except to the extent of their unrelated business taxable income, which is often referred to as UBTI. Unless a tax-exempt stockholder holds our stock as debt financed property or uses our stock in an unrelated trade or business, distributions to the stockholder should not constitute UBTI. Similarly, if a tax-exempt stockholder sells our stock, the income from the sale should not constitute UBTI unless the stockholder held the shares as debt financed property or used the shares in a trade or business.

However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under section 50l(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our stock will constitute UBTI unless the organization properly sets aside or reserves those amounts for purposes specified in the Code. These tax-exempt stockholders are encouraged to consult their tax advisers concerning these “set aside” and reserve requirements.

A qualified trust that holds more than 10% by value of the shares of a “pension-held REIT” may be required to treat a certain percentage of that REIT’s distributions as UBTI. A REIT is a “pension-held REIT” only if the REIT would not qualify as a REIT for federal income tax purposes but for the application of a “look-through” exception to the five-or-fewer requirement applicable to shares held by qualified trusts and the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held by qualified trusts if either at least one qualified trust holds more than 25% by value of the REIT interests, or qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT, treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI, to (b) the total gross income, less certain associated expenses, of the REIT. If this ratio is less than 5% for any year, the qualified trust will not be treated as having received UBTI as a result of the REIT dividend. For these purposes, a qualified trust is any trust described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code. The restrictions on ownership of stock in our charter generally will prevent application of the provisions treating a portion of our distributions as UBTI to a tax-exempt entity holding our stock.

Medicare Tax. A U.S. person that is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (which currently is between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally includes dividends on our stock and gain from the sale of our stock. If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common stock or preferred stock.

Backup Withholding and Information Reporting for our Distributions. We report to our U.S. Holders and to the IRS the amount of dividends we paid during the preceding calendar year and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding with respect to dividends paid unless the stockholder either is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. Holder that does not provide us with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. A U.S. Holder may obtain a credit for or, to the extent entitled, a refund of any amounts withheld under the backup withholding rules, provided the appropriate documentation is timely provided to the IRS. In addition, we may be required to withhold a portion of any capital gain dividends we make to any U.S. Holders who fail to certify their non-foreign status to us.

Non-U.S. Holders

The rules governing the U.S. federal income taxation of a Non-U.S. Holder of our stock or other securities are complex. The following discussion is only a summary of those rules. A Non-U.S. Holder refers to a beneficial owner of our stock or other securities that is a nonresident alien individual, foreign corporation, foreign trust or foreign estate. For purposes of this discussion, “U.S. trade or business income” of a Non-U.S. Holder generally means a dividend, a capital gain dividend, a retained net capital gain or a gain on a sale or other taxable disposition of our stock or other security if that dividend, capital gain dividend, retained net capital gain or gain is (1) effectively connected with trade or business conducted by the Non-U.S. Holder within the United States and (2) in most cases of a resident of a country with which the United States has an income tax treaty, attributable to a permanent establishment or fixed base of the Non-U.S. Holder in the United States. A prospective Non-U.S. Holder should consult his own tax adviser to determine the effects of federal, state, local and foreign tax laws of an investment in our shares, including any reporting requirements.

Taxation of Dividends. Distributions to a Non-U.S. Holder of our common or preferred stock that are not attributable to gain from our sale or exchange of a United States real property interest (or USRPI, as defined below) and that we do not designate as capital gain dividends or retained net capital gain will be treated as ordinary dividend income to the extent that they are paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Those distributions generally will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable income tax treaty reduces that tax. Certain tax treaties limit the extent to which dividends paid by a REIT can qualify for a reduction of the withholding tax on dividends. If a dividend is U.S. trade or business income, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates in the same manner as a U.S. Holder would be taxed with respect to that dividend, and a Non-U.S. Holder that is a corporation may also be subject to the branch profits tax at a rate of 30% (or lower income tax treaty rate). We expect to withhold tax at the rate of 30% of the gross amount of any distributions we make to a Non-U.S. Holder with respect to our stock unless:

•	a lower income tax treaty rate applies, and the Non-U.S. Holder files with us an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate (and providing its U.S. taxpayer identification number), or

•	the Non-U.S. Holder files an IRS Form W-8ECI with us claiming that the distribution is income that is effectively connected with a U.S. trade or business.

Any distribution we make that exceeds our current and accumulated earnings and profits will be treated first as a tax-free return of capital, reducing the Non-U.S. Holder’s tax basis in our stock to the extent thereof, and thereafter as gain recognized as if the Non-U.S. Holder sold our stock. Any amount treated as gain recognized on a sale of our stock will be subject to U.S. federal income tax if the Non-U.S. Holder would be subject to tax on an actual sale of our stock, as discussed below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of a distribution at the same rate we would withhold on a dividend. However, amounts so withheld are creditable against the Non-U.S. Holder’s U.S. federal income tax liability, if any, or are refundable by the IRS to the extent the Non-U.S. Holder has overpaid its U.S. federal income tax liability. We are also required to withhold 15% (10% for distributions occurring prior to February 16, 2016) of any distribution in excess of our current and accumulated earnings and profits if our stock is a United States real properly interest.

Except as discussed below with respect to 10% or less holders of regularly traded classes of stock, “qualified shareholders” and “qualified foreign pension funds,” for any year in which we qualify as a REIT, a Non-U.S. Holder will incur tax on distributions by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the U.S. federal income tax laws known as the Foreign Investment in Real Property Act, or FIRPTA. The term USRPIs includes interests in real property and shares in corporations at least 50% of whose real estate and business assets consist of interests in U.S. real property. Under those rules, a Non-U.S. Holder is taxed on distributions by us attributable to gain from sales of USRPIs as if the gain were effectively connected with a U.S. trade or business of the Non-U.S. Holder. A Non-U.S. Holder thus would be taxed on such a distribution at regular tax rates applicable to U.S. Holders, subject to any applicable alternative minimum tax. A corporate Non-U.S. Holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend and is a distribution attributable to USRPI gain and may be required to withhold 35% of any of other capital gain dividends. A Non-U.S. Holder may receive a credit against its tax liability for the amount we withhold. However, FIRPTA and the 35% withholding tax will not apply to any distribution with respect to any class of our stock that is regularly traded on an established securities market located in the United

States if the recipient Non-U.S. Holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of distribution. Instead, any capital gain dividend will be treated as an ordinary distribution subject to the rules discussed above, which generally impose a 30% withholding tax (unless reduced by a treaty).

Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains generally should be treated with respect to Non-U.S. Holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the Non-U.S. Holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains and to receive from the IRS a refund to the extent their proportionate share of this tax paid by us exceeds their actual U.S. federal income tax liability.

Dispositions of Stock. A Non-U.S. Holder generally will not incur tax under FIRPTA with respect to gain on a disposition of our common stock or preferred stock as long as at all times during the five-year period ending on the date of disposition non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. For these purposes, beginning on December 18, 2015, a person holding less than 5% of our regularly traded classes of stock for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our common stock is publicly traded, we cannot assure you that our non-U.S. ownership will be less than 50% at any time. Even if our non-U.S. ownership remains under 50% for five years and we otherwise meet the requirements of this rule, pursuant to “certain wash sale” rules under FIRPTA, a Non-U.S. Holder may incur tax under FIRPTA to the extent such stockholder disposes of our stock within a certain period prior to a distribution attributable to USRPI gain and directly or indirectly (including through certain affiliates) reacquires our stock within certain prescribed periods, provided that this rule will not apply to a disposition and reacquisition of our common stock by a Non-U.S. Holder owning, actually or constructively, 5% or less of our common stock at any time during the one-year period ending on the date of such distribution attributable to USRPI gain.

Regardless of the extent of our non-U.S. ownership, a Non-U.S. Holder will not incur tax under FIRPTA on a disposition of the shares of our publicly traded stock if such Non-U.S. Holder owned, actually or constructively, at all times during a specified testing period, 10% (5% for dispositions prior to December 18, 2015) or less of the total fair market value of such class of stock. The testing period is the shorter of (1) the period during which the Non-U.S. Holder held the shares and (2) the five-year period ending on the disposition date. For as long as our common stock is regularly traded on an established securities market, a Non-U.S. Holder should not incur tax under FIRPTA with respect to gain on a sale of our common stock unless it owns, actually or constructively, more than 10% (5% for dispositions prior to December 18, 2015) of our common stock during such testing period.

For periods on or after December 18, 2015, to the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified shareholder is generally a Non-U.S. Holder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified shareholder’s stock (determined by applying the ratio of the value of the interests held by applicable investors in the qualified shareholder to the value of all interests in the qualified shareholder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is person who holds an interest in the qualified shareholder and holds more than 10% of our stock applying certain constructive ownership rules.

The FIRPTA rules do not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by a “qualified foreign pension fund” or any entity all of the interests of which are held by an qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate.

If the gain on the sale of our stock were taxed under FIRPTA, a Non-U.S. Holder would be taxed on that gain in the same manner as U.S. Holders. Furthermore, a Non-U.S. Holder generally will incur U.S. federal income tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the Non-U.S. Holder’s U.S. trade or business, in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain and may be subject to the 30% branch profits tax in the case of a foreign corporation; or

•	the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the Non-U.S. Holder will incur a 30% tax on his or her capital gains derived from sources within the United States.

Sales of Our Stock by a Non-U.S. Holder. A purchaser of our stock from a Non-U.S. Holder will not be required to withhold on the purchase price if our stock is regularly traded on an established securities market or if we are a domestically-controlled REIT. Otherwise, a purchaser of our stock generally would be required to withhold 15% of the purchase price and remit that amount to the IRS unless the purchaser receives appropriate certification from the seller that it is a U.S. Holder or that another exemption from withholding applies. Our stock currently is traded on the New York Stock Exchange. We believe that our stock is regularly traded on an established securities market at this time. In addition, we believe that we should be a domestically-controlled REIT, although no assurance can be given that we will not become, or that we are not now, a non-domestically-controlled REIT.

FATCA Withholding on Certain Foreign Accounts and Entities. The Foreign Account Tax Compliance Act, or FATCA, provisions of the Code, subject to administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution that is not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertakes to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. The compliance requirements under FATCA are complex and special requirements may apply to certain categories of payees. Withholding under this legislation will apply after December 31, 2018 with respect to the gross proceeds of a disposition of property that can produce U.S. source interest or dividends and currently applies with respect to other withholdable payments, such as dividends on our common stock. Prospective investors should consult their tax advisors regarding this legislation.

U.S. Estate Tax. Upon the death of an individual holder who at the time of death is not a citizen or resident of the United States (as specially defined for estate tax purposes), that individual’s stock will be treated as part of his U.S. estate for purposes of the U.S. estate tax, except as an applicable estate tax treaty may provide otherwise.

Backup Withholding Tax and Information Reporting. If the proceeds of a disposition of our stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and backup withholding at a 28% rate unless the disposing non-U.S. Holder certifies as to his name, address and Non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of our stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is:

•	a “controlled foreign corporation” for U.S. federal income tax purposes,

•	a foreign person 50% or more of whose gross income from all sources for a three-year period was effectively connected with trade or business conducted by that person within the United States,

•	a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	a foreign partnership engaged in the conduct of trade or business in the United States,

(i) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is a United States person, and (ii) information reporting will not apply if the Non-U.S. Holder satisfies certification requirements regarding its status as not a United States person.

Taxation of Holders of Securities Other Than Stock

In addition to issuing common and preferred stock, from time to time we may issue other forms of securities, including notes and warrants. With respect to our notes, this summary addresses only fixed rate debt securities issued by us without original issue discount or OID (except to the limited extent discussed below), and does not deal with holders other than those who purchase the debt securities on original issuance at the initial offering price (i.e., the first price at which a substantial portion of the debt securities is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

Payments of Interest Stated. Interest payable on a note generally will be includible in the income of a U.S. Holder as ordinary income at such time as the interest is received or accrued in accordance with the U.S. Holder’s regular method of accounting for tax purposes.

Original Issue Discount. If the issue price of a debt security is less than its stated redemption price at maturity, then the debt security will be treated as being issued with OID for U.S. federal income tax purposes unless the difference between the debt security’s issue price and its stated redemption price at maturity is less than the statutory de minimis amount. Unless the de minimis exception applies, the amount of OID on a debt security is equal to the difference and must be included in income as ordinary interest as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. holder’s regular method of tax accounting. Generally, the “issue price” of a debt security is the first price at which a substantial amount of the debt securities is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a debt security is the total of all payments to be made under the debt security, other than “qualified stated interest,” and, generally, is expected to equal the principal amount of the debt security. “Qualified stated interest” generally is stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments. The amount of OID on the debt security will be de minimis if it is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity.

U.S. holders may, upon election, include in income all interest, including stated interest, de minimis original issue discount, market discount, and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, that accrues on the debt securities by using the constant yield method applicable to original issue discount, subject to limitations and exceptions.

Disposition of Debt Securities. If a note is redeemed, sold or otherwise disposed of, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the disposition of that note (to the extent that amount does not represent accrued but unpaid interest, which will be treated as ordinary income) and that holder’s tax basis in the note. Gain or loss generally will be capital gain (except, for example, to the extent attributable to any accrued market discount) or capital loss, provided the U.S. Holder held the note as a capital asset, and will be long-term capital gain or loss if the Holder held the note for more than one year at the time of the disposition. The character of income generated with respect to an investment in notes issued by us is not affected by our REIT status.

Subject to the possible imposition of back-up withholding, payments of principal and interest on a note to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, subject to the discussion above regarding FATCA withholding, if:

•	the beneficial owner of the note does not actually or constructively own 10% or more of our voting stock;

•	the beneficial owner of the note is not a controlled foreign corporation related to us through share ownership; and

•	the beneficial owner of the note is not a bank whose receipt of interest on the note is described in section 881(c)(3)(A) of the Code;

and either the beneficial owner of the note certifies (generally on an appropriate IRS Form W-8) to us that it is not a United States person and provides its name and address, or a financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note certifies to us that it or a financial institution between it and the beneficial owner has received that statement and furnishes us with a copy. The foregoing exemption from U.S. federal withholding tax does not apply to any note subject to the rules of section 871(h)(4)(A) of the Code relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party. Interest on a note may also be exempt from or subject to a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty, in which case the Non-U.S. Holder must provide us or the paying agent with an appropriate IRS Form W-8 (including a U.S. taxpayer identification number for the Non-U.S. Holder).

In general, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized on a sale, retirement or other taxable disposition of a note. However, gain recognized on a taxable disposition of a note, as well as interest on a note, will be subject to U.S. federal income tax that gain or interest is treated as U.S. trade or business income. In that case, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates on that gain and interest in the same manner as a U.S. Holder is taxed, and a Non-U.S. Holder that is a corporation may also be subject to the branch profits tax at a rate of 30% (or lower income tax treaty rate). In addition, a Non-U.S. Holder that is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and who satisfies certain other conditions will be subject to a 30% tax on the individual’s net U.S. source capital gain. If interest on a note is U.S. trade or business income, payments of interest will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us or the paying agent with an appropriate IRS Form W-8 (generally, IRS Form W-8ECI).

Warrants. Generally, an investor in our warrants will not recognize gain or loss on acquisition of our stock on exercise of a warrant. Thereafter, as one of our stockholders, that investor will have a basis in his stock equal to the sum of his basis in the warrant plus any amount paid on exercise of the warrant. Following exercise of a warrant, that investor will be taxed in the same manner as other stockholders, as discussed above. If an investor chooses to sell or otherwise dispose of a warrant prior to exercising it, that investor generally will be treated in the same manner as an investor in our stock, as discussed above.

The exact tax consequences of investing in any particular form of note or warrant can vary significantly depending on the exact terms of the security. The tax consequences of any particular security we may decide to issue will be addressed in detail in a prospectus supplement.

State, Local and Foreign Taxes

We and/or holders of our stock or other securities may be subject to state, local and foreign taxation in various state or local or foreign jurisdictions, including those in which we or they transact business or reside. The foreign, state and local tax treatment of us and of holders of our stock or other securities may not conform to the U.S. federal income tax considerations discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our securities, common stock or preferred stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted, amended or repealed. Changes to the U.S. federal income tax laws and to interpretations of the U.S. federal income tax laws could adversely affect an investment in our common stock or preferred stock.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings. We may sell our securities through a rights offering, forward contracts or similar arrangements.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement, will be approved for trading, upon notice of issuance, on the New York Stock Exchange.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon by Venable LLP, Baltimore, Maryland. Counsel for any underwriter or agent will be noted in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2015 (including the schedules appearing therein), and the effectiveness of our internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC’s web site at: http://www.sec.gov.

We also have a website located at http://www.equityone.com. The information on this website is not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

•	we can disclose important information to you by referring you to those documents;

•	the information incorporated by reference is considered to be part of this prospectus; and

•	later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below, which we have already filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on February 26, 2016;

•	our Current Report on Form 8-K filed on January 19, 2016; and

•	the description of our common stock filed as part of our Registration Statement (File No. 001-13499) on Form 8-A filed on October 15, 1997.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) prior to the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

Equity One, Inc.

410 Park Avenue, Suite 1220

New York, New York 10022

Attention: Investor Relations

(212) 796-1760

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by us in connection with the issuance and distribution of the securities.

Securities and Exchange Commission Registration Fee	$	*
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Printing and Engraving Expenses		**
Rating Agency Fees		**
Miscellaneous		**

Total	$	**

*	The payment of filing fees is deferred pursuant to Rules 456(b) and 457(r) of the Securities Act and cannot be estimated at this time.
**	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and which is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law. This provision does not limit our ability, or our stockholders’ ability, to obtain other relief, such as an injunction or rescission.

Our charter authorizes, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or any individual who, while serving as a director on our board, and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor to us in any of the capacities described above and to any of our employees or agents, or employees or agents of us or a predecessor.

Maryland law requires a corporation, unless its charter provides otherwise, which our charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law also permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, the director or officer actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon our receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

We have entered into indemnification agreements with each of our executive officers and each member of the board of directors. The indemnification agreements require, among other things, that we indemnify to the fullest extent permitted by law and advance to each indemnified executive officer and director all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the indemnification agreements, we must also indemnify and advance all expenses incurred by an indemnified executive officer or director seeking to enforce his rights under the indemnification agreements. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to executive officers and directors that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights it provides. We also maintain liability insurance for our executive officers and directors.

With respect to the co-registrants, in addition to any indemnification available under applicable state law or pursuant to the co-registrants’ respective organizational documents, which indemnification is substantially similar to that available under Maryland law and our organizational documents, directors, officers, partners and trustees of each of the co-registrants who are also directors of the Company, are entitled to indemnification in accordance with the relevant provisions of our charter and bylaws, and we are permitted to indemnify officers of the Company who are also serving in such positions, in each case as described above, and such persons are covered under the same liability insurance policies obtained by us.

It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Item 16. Exhibits.

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

4.1	Composite Charter of the Company (Exhibit 3.1)(1).

4.2	Amended and Restated Bylaws of the Company (Exhibit 3.1)(2).

4.3	Form of Stock Certificate (incorporated by reference to exhibit 4.1 to the Registration Statement on Form S-11, as amended, filed on August 20, 1997, SEC File No. 333-33977).

4.4	Form of Preferred Stock Certificate.*

4.5	Form of Deposit Agreement (Form of Receipt included therein).*

4.6	Indenture dated September 9, 1998 between the Company, as successor-by-merger to IRT Property Company, and SunTrust Bank, as Trustee (Exhibit 4.2)(3).

4.7	Supplemental Indenture No. 1 dated September 9, 1998 between the Company, as successor-by-merger to IRT Property Company, and SunTrust Bank, as Trustee (Exhibit 4.3)(3).

4.8	Supplemental Indenture No. 2 dated November 1, 1999 between the Company, as successor-by-merger to IRT Property Company, and SunTrust Bank, as Trustee (Exhibit 4.5)(4).

Exhibit Number	Description

4.9	Supplemental Indenture No. 3 dated February 12, 2003 between the Company and SunTrust Bank, as Trustee (Exhibit 4.2)(5).

4.10	Supplemental Indenture No. 5 dated April 23, 2004, between the Company and SunTrust Bank, as Trustee (Exhibit 4.1)(6).

4.11	Supplemental Indenture No. 6 dated May 20, 2005, between the Company and SunTrust Bank, as Trustee (Exhibit 4.2)(7).

4.12	Supplemental Indenture No. 8 dated December 30, 2005, between the Company and SunTrust Bank, as Trustee (Exhibit 4.17)(8).

4.13	Supplemental Indenture No. 11 dated April 18, 2007, between the Company and U.S. Bank National Association, as Trustee (Exhibit 4.1)(9).

4.14	Supplemental Indenture No. 13 dated October 25, 2012, between the Company and U.S. Bank National Association, as Trustee (Exhibit 4.1) (10).

4.15	Form of Supplemental Indenture, between the Company and U.S. Bank National Association, as Trustee.*

4.16	Form of Warrant Agreement (Form of Warrant included therein).*

5.1	Opinion of Goodwin Procter LLP regarding the validity of the offered debt securities, guarantees, depositary shares and warrants.

5.2	Opinion of Venable LLP regarding the validity of the offered common stock and preferred stock and the authorization of the debt securities, depositary shares and warrants.

8.1	Opinion of Goodwin Procter LLP as to certain federal income taxation matters.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (Exhibit 12.1)(11).

23.1	Consent of Ernst & Young LLP.

23.3	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

23.4	Consent of Venable LLP (contained in Exhibit 5.2).

23.5	Consent of Goodwin Procter LLP (contained in Exhibit 8.1).

24.1	Powers of Attorney (included on signature pages hereto).

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, of U.S. Bank National Association as trustee under the Indenture.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
(1)	Previously filed as an exhibit to our Annual Report on Form 10-K for the period ended December 31, 2015, and incorporated by reference herein (SEC File No. 001-13499).
(2)	Previously filed as an exhibit to our Current Report on Form 8-K filed on March 18, 2014, and incorporated by reference herein (SEC File No. 001-13499).
(3)	Previously filed by IRT Property Company as an exhibit to IRT’s Current Report on Form 8-K filed on September 15, 1998, and incorporated by reference herein (SEC File No. 001-07859).
(4)	Previously filed by IRT Property Company as exhibit 4.5 to IRT’s Current Report on Form 8-K filed on November 12, 1999, and incorporated by reference herein (SEC File No. 001-07859).
(5)	Previously filed as exhibit 4.2 to our Current Report on Form 8-K filed on February 20, 2003, and incorporated by reference herein (SEC File No. 001-13499).

(6)	Previously filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended March 31, 2004, and incorporated by reference herein (SEC File No. 001-13499).
(7)	Previously filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended June 30, 2005, and incorporated by reference herein (SEC File No. 001-13499).
(8)	Previously filed as an exhibit to our Annual Report on Form 10-K for the period ended December 31, 2005, and incorporated by reference herein (SEC File No. 001-13499).
(9)	Previously filed as an exhibit to our Current Report on Form 8-K filed on April 20, 2007, and incorporated by reference herein (SEC File No. 001-13499).
(10)	Previously filed as an exhibit to our Current Report on Form 8-K filed on October 25, 2012, and incorporated by reference herein (SEC File No. 001-13499).
(11)	Previously filed as an exhibit to our Annual Report on Form 10-K for the period ended December 31, 2015, and incorporated by reference herein (SEC File No. 001-13499).

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 2, 2016.

EQUITY ONE, INC.

By:	/s/ Matthew L. Ostrower
Matthew L. Ostrower Executive Vice President, Chief Financial Officer and Treasurer

The following direct and indirect subsidiaries of the registrant may guarantee the debt securities and are co-registrants under this registration statement.

CO-REGISTRANTS

Equity One (Florida Portfolio) Inc.
Equity One (Louisiana Portfolio) LLC
Equity One (Northeast Portfolio) Inc.
Equity One (Southeast Portfolio) Inc.
Equity One (Summerlin) Inc.
Equity One (Sunlake) Inc.
Equity One (West Coast Portfolio) Inc.
Equity One Acquisition Corp.
Equity One Realty & Management FL, Inc.
Equity One Realty & Management NE, Inc.
Equity One Realty & Management SE, Inc. EQY Portfolio Investor (Empire) Inc.
IRT Capital Corporation II
IRT Management Company
Louisiana Holding Corp.

By:	/s/ Matthew L. Ostrower
Matthew L. Ostrower Chief Financial Officer and Treasurer

IRT Partners, L.P.

By:	Equity One, Inc.

By:	/s/ Matthew L. Ostrower
Matthew L. Ostrower Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Lukes and Aaron M. Kitlowski his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Lukes David Lukes(1)	Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2016

/s/ Matthew L. Ostrower Matthew L. Ostrower(2)	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	March 2, 2016

/s/ Angela F. Valdes Angela F. Valdes(3)	Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 2, 2016

/s/ Chaim Katzman Chaim Katzman	Chairman of the Board	March 2, 2016

/s/ Cynthia Cohen Cynthia Cohen	Director	March 2, 2016

/s/ Neil Flanzraich Neil Flanzraich	Director	March 2, 2016

/s/ Jordan Heller Jordan Heller	Director	March 2, 2016

/s/ Peter Linneman Peter Linneman	Director	March 2, 2016

/s/ Galia Maor Galia Maor	Director	March 2, 2016

/s/ Dori Segal Dori Segal	Director	March 2, 2016

/s/ Aaron M. Kitlowski Aaron M. Kitlowski	(1)	March 2, 2016

(1)

Mr. Lukes and Mr. Kitlowski serve as the directors of the Co-Registrants that are corporations and the managers of the Co-Registrant that is a limited liability company. Mr. Katzman also serves as a director of Equity One Realty & Management FL, Inc. The Registrant serves as the general partner of IRT Partners,

L.P. Mr. Lukes also serves as the Chief Executive Officer of the Co-Registrants that are corporations, the Co-Registrant that is a limited liability company and the general partner of the Co-Registrant that is a partnership.
(2)	Mr. Ostrower serves as the Chief Financial Officer and Treasurer of the Co-Registrants that are corporations, the Co-Registrant that is a limited liability company and the general partner of the Co-Registrant that is a partnership.
(3)	Ms. Valdes serves as the principal accounting officer of the Co-Registrants that are corporations and the Co-Registrant that is a limited liability company. Ms. Valdes also serves as the principal accounting officer of the general partner of the Co-Registrant that is a partnership.

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

4.1	Composite Charter of the Company (Exhibit 3.1)(1).

4.2	Amended and Restated Bylaws of the Company (Exhibit 3.1)(2).

4.3	Form of Stock Certificate (incorporated by reference to exhibit 4.1 to the Registration Statement on Form S-11, as amended, filed on August 20, 1997, SEC File No. 333-33977).

4.4	Form of Preferred Stock Certificate.*

4.5	Form of Deposit Agreement (Form of Receipt included therein).*

4.6	Indenture dated September 9, 1998 between the Company, as successor-by-merger to IRT Property Company, and SunTrust Bank, as Trustee (Exhibit 4.2)(3).

4.7	Supplemental Indenture No. 1 dated September 9, 1998 between the Company, as successor-by-merger to IRT Property Company, and SunTrust Bank, as Trustee (Exhibit 4.3)(3).

4.8	Supplemental Indenture No. 2 dated November 1, 1999 between the Company, as successor-by-merger to IRT Property Company, and SunTrust Bank, as Trustee (Exhibit 4.5)(4).

4.9	Supplemental Indenture No. 3 dated February 12, 2003 between the Company and SunTrust Bank, as Trustee (Exhibit 4.2)(5).

4.10	Supplemental Indenture No. 5 dated April 23, 2004, between the Company and SunTrust Bank, as Trustee (Exhibit 4.1)(6).

4.11	Supplemental Indenture No. 6 dated May 20, 2005, between the Company and SunTrust Bank, as Trustee (Exhibit 4.2)(7).

4.12	Supplemental Indenture No. 8 dated December 30, 2005, between the Company and SunTrust Bank, as Trustee (Exhibit 4.17)(8).

4.13	Supplemental Indenture No. 11 dated April 18, 2007, between the Company and U.S. Bank National Association, as Trustee (Exhibit 4.1)(9).

4.14	Supplemental Indenture No. 13 dated October 25, 2012, between the Company and U.S. Bank National Association, as Trustee (Exhibit 4.1) (10).

4.15	Form of Supplemental Indenture, between the Company and U.S. Bank National Association, as Trustee.*

4.16	Form of Warrant Agreement (Form of Warrant included therein).*

5.1	Opinion of Goodwin Procter LLP regarding the validity of the offered debt securities, guarantees, depositary shares and warrants.

5.2	Opinion of Venable LLP regarding the validity of the offered common stock and preferred stock and the authorization of the debt securities, depositary shares and warrants.

8.1	Opinion of Goodwin Procter LLP as to certain federal income taxation matters.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (Exhibit 12.1)(11).

23.1	Consent of Ernst & Young LLP.

23.3	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

23.4	Consent of Venable LLP (contained in Exhibit 5.2).

Exhibit Number	Description

23.5	Consent of Goodwin Procter LLP (contained in Exhibit 8.1).

24.1	Powers of Attorney (included on signature pages hereto).

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, of U.S. Bank National Association as trustee under the Indenture.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
(1)	Previously filed as an exhibit to our Annual Report on Form 10-K for the period ended December 31, 2015, and incorporated by reference herein (SEC File No. 001-13499).
(2)	Previously filed as an exhibit to our Current Report on Form 8-K filed on March 18, 2014, and incorporated by reference herein (SEC File No. 001-13499).
(3)	Previously filed by IRT Property Company as an exhibit to IRT’s Current Report on Form 8-K filed on September 15, 1998, and incorporated by reference herein (SEC File No. 001-07859).
(4)	Previously filed by IRT Property Company as exhibit 4.5 to IRT’s Current Report on Form 8-K filed on November 12, 1999, and incorporated by reference herein (SEC File No. 001-07859).
(5)	Previously filed as exhibit 4.2 to our Current Report on Form 8-K filed on February 20, 2003, and incorporated by reference herein (SEC File No. 001-13499).
(6)	Previously filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended March 31, 2004, and incorporated by reference herein (SEC File No. 001-13499).
(7)	Previously filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended June 30, 2005, and incorporated by reference herein (SEC File No. 001-13499).
(8)	Previously filed as an exhibit to our Annual Report on Form 10-K for the period ended December 31, 2005, and incorporated by reference herein (SEC File No. 001-13499).
(9)	Previously filed as an exhibit to our Current Report on Form 8-K filed on April 20, 2007, and incorporated by reference herein (SEC File No. 001-13499).
(10)	Previously filed as an exhibit to our Current Report on Form 8-K filed on October 25, 2012, and incorporated by reference herein (SEC File No. 001-13499).
(11)	Previously filed as an exhibit to our Annual Report on Form 10-K for the period ended December 31, 2015, and incorporated by reference herein (SEC File No. 001-13499).